Exhibit 10.56

1.	Shipbroker N/A		BIMCO STANDARD BAREBOAT CHARTER CODE NAME: “BARECON 2001”

		2.	Place and date April 7, 2006

3.	Owners/Place of business (Cl. 1) HL Hawk LLC, a Delaware limited liability company Registered Address: Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801-1134	4.

Bareboat Charterers/Place of business (Cl. 1)

Horizon Lines, LLC, a Delaware limited liability company

4064 Colony Road, Suite 200

Charlotte, NC 28211, whose performance is to be guaranteed by

Horizon Lines Inc., a Delaware corporation

4064 Colony Road, Suite 200

Charlotte, NC 28211

5.	Vessel’s name, call sign and flag (Cl. 1 and 3) “M/V Horizon Hawk”, Builder’s Hull No. 0389, Call Sign: [TBA] Flag: Republic of Liberia (See Clauses 10(d) and 41)

6.	Type of Vessel 2,824 TEU Container Carrier	7.	GT/NT GT 28,927 NT 15,033

8.	When/Where built Built 2007 Hyundai Mipo Dockyard Co., Ltd. Republic of Korea	9.	Total DWT (abt.) in metric tons on summer freeboard abt. 28,500 metric tons on the moulded design draft of 10.1

10.	Classification Society (Cl. 3) Upon delivery of the Vessel, Germanischer Lloyd; thereafter throughout the Charter Period, any of Bureau Veritas, the American Bureau of Shipping, Det norske Veritas, Germanischer Llyod and Lloyd’s Register of Shipping, or, if none of the foregoing, such other Classification Society as is selected by the Owner with the prior consent of the Agent acting on the instructions of and upon the acceptance by the Required Lenders. See Clause 3(f).	11.	Date of last special survey by the Vessel’s classification society As per the class certificates on board at the time of delivery

12. Further particulars or Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3)
Hull Number 0389
Length overall	abt.	222.2m
Length between perpendiculars		210.0m
Breadth, moulded		30.0m
Depth to Upper Deck, moulded		16.8m
Design draft, moulded, in seawater of specific gravity of 1.025		10.1m
Scantling draft, moulded, in seawater of specific gravity of 1.025		12.0m
Deadweight on the above moulded
Design Draft of	abt.	28,500 M/T
At scantling draft	abt.	39,000M/T
Container capacity		2,824 TEU
Container Capacity at 14 tons per TEU Homogenous weight based on 8’6” high Container at scantling draft 12.0 meters		2,029 TEU

The same number of months validity of class certificates as when taken over from the shipyard.

“BARECON 2001” STANDARD BAREBOAT CHARTER					PART I

13.	Port or delivery (Cl. 3) Alongside or at anchorage off Hyundai Mipo Dockyard Co., Ltd., Republic of Korea	14.	Time for delivery (Cl. 4) N/A	15.	Cancelling date (Cl. 5) N/A

16.	Port or Place of redelivery (Cl. 15) Within one safe port, berth or anchorage within the West Coast of the United States or within the Far East excluding North Korea in Charterer’s option, always within IWL	17.	No. of months’ validity of trading and class certificates upon redelivery (Cl. 15) Minimum six (6) months

18.	Running days’ notice if other than stated in Cl. 4 Ninety (90) days preliminary notice followed by thirty (30), fifteen (15) and seven (7) days prior written notices of Delivery Date	19.	Frequency of dry-docking (Cl. 10(g)) At least as frequently as may be required to maintain the Vessel’s classification by the Classification Society indicated in Box 10

20.

Trading limits (Cl. 6)

The Charterer shall have the full use of Vessel and may employ the Vessel in any lawful trade and, subject to the other provisions of this Charter, the Credit Agreement and the Mortgage limiting the same, may operate the Vessel on a worldwide basis within Institute Warranty Limits (or outside Institute Warranty Limits if the Charter has obtained prior written consent of the Owner and the Mortagee (which consent, in the case of the Owner shall not be unreasonably withheld, conditioned or delayed) obtains and pays for insurance coverage for the insured value of Vessel and as notified the Owner of such coverage prior thereto); provided that the Vessel shall not be used or operated in any manner contrary to any Applicable Law, always excluding North Korea, Cuba and also excluding any country, which may from time to time be prohibited by the Vessel’s flag. In the event of a conflict of laws, the Charterer shall comply with the laws of the United States. The Vessel is not to trade in ice nor follow ice-breakers.

21.	Charter period (Cl. 2) For the Basic Period beginning on the Vessel Delivery Date and ending at 11:59 P.M. (New York City time) on the day immediately preceding the 12 year anniversary of the Vessel Delivery Date and any additional period of three years by which the Basic Period is extended (the “Renewal Period”) in accordance with Clause 62 hereof. See Clause 33.	22.

Charter hire (Cl. 11)

(a) Basic Hire in an amount equal to *** per quarter (as amended on the Vessel Delivery Date by Charter Supplement No. 1), payable in quarterly installments, in advance, (b) for any extension of the Charter Period pursuant to Clause 33, Basic Hire, payable on the date the Vessel shall be redelivered by Charterer to Owner pursuant to Clause 15, in an amount for each day if extension equal to 1/90 of the Basic Hire paid on last Payment Date immediately prior to such extension, (c) during any Renewal Period, Basic Hire in an amount equal to *** per quarter (as adjusted pursuant to Clause 45), payable in quarterly installments in advance, each such installment being due and payable on each Payment Date occurring during the Renewal Period, commencing on the Renewal Period Commencement Date, and (d) Supplemental Hire as and when the same shall become due and owing. See Clause 45.

23.	New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A

24.	Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV ***	25.

Currency and method of payment (Cl. 11)

All Basic Hire and Supplemental Hire shall paid by the Charterer to the Owner at such location and account as the Owner may direct, in immediately available funds in Dollars at such office and to such account of the Owner not later than 11:00 a.m., New York City time, on the date of payment.

26.	Place of payment; also state beneficiary and bank account (Cl. 11) At such location and account as the Owner may direct	27.	Bank guarantee/bond (sum and place) (Cl. 24) (optional) See Clause 56.

28.	Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/place of business) (Cl. 12) 12(b) applies. April 7, 2006; Fortis Capital Corp., as Security Trustees/520 Madison Avenue, New York 10022	29.	Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k) (also state if Cl. 14 applies) N/A; Clause 14 does not apply; See Clause 48.

30.	Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 48.	31.	Additional insurance cover, if any, for Charter’s account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 48.

***	Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

“BARECON 2001” STANDARD BAREBOAT CHARTER	PART I

32.	Latent defects (only to be filed in if period other than stated in (Cl. 3) N/A	33.	Brokerage commission and to whom payable (Cl. 27) N/A

34.	Grace period (state number of clear banking days) (Cl. 28) Three Business Days	35.	Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) 30(b) shall apply. Place of Arbitration shall be New York

36.	War cancellation (indicate countries agreed) (Cl. 26(f)) N/A

37.	Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) Yes	38.	Name and place of Builders (only to be filled in if PART III applies) Hyundai Mipo Dockyards, Co., Ltd. Rebublic of Korea

39.	Vessel’s Yard Building No. (only to be filled in if PART III applies) 0389	40.	Date of Building Contract (only to be filled in if PART III applies) October 27, 2003

41.	Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) See Clause 73. b) See Clause 73. c) See Clause 73.

42.	Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) Yes	43.	Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) No

44.	Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) N/A	45.	Country of the Underlying Registry (only to be filled in if PART V applies) N/A

46.	Number of additional clauses covering special provisions, if agreed Clauses 32 through 74.

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owner)	Signature (Charterers)

/s/ Kenneth Becker	/s/ John V. Keenan

PART II

“BARECON 2001” Standard Bareboat Charter

1.	Definitions

In this Charter, the following terms shall have the meanings hereby assigned to them:

“The Owners” shall mean the party identified in Box 3;

“The Charterers” shall mean the party identified in Box 4;

“The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.

See Clause 32

2.	Charter Period

In consideration of the hire detailed in Box 22, the Owner has agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 (“The Charter Period”). See Clauses 73 and 62

3.	Delivery

See Clause 34

(f) The Vessel shall be properly documented on delivery in accordance with the laws of the flag State indicated in Box 5 and the requirements of the classification society stated in Box 10. See Clauses 35 and 41 The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.

4.	Trading Restrictions

The vessel shall be employed in lawful traders for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20.

The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as extra premium or otherwise as the insurers may prescribe.

The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation. See Clause 36

Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners’ prior approval has been obtained to loading thereof.

5.	Surveys on Redelivery

The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of redelivery hereunder. See Clause 37

6.	Inspection

See Clause 38

All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the Charter Period.

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“BARECON 2001” Standard Bareboat Charter

7.	Inventories, Oil and Stores

A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. See Clause 39 The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.

8.	Maintenance and Operation

(a)(I) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. See Clause 40

The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owner against all consequences whatsoever (including loss of time) for any failure or inability to do so.

(b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag State fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever.

Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s flag or any other applicable law.

(c) The Charterers shall keep the Owner and the Mortgagee advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required.

(d) Flag and Name of Vessel - See Clause 41

(f) Use of the Vessels’s Outfit. Equipment and Appliances – See Clause 42. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners. See Clause 43. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations. See Clause 44

(g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19

9.	Hire

(a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence.

PART II

“BARECON 2001” Standard Bareboat Charter

See Clause 45

Hire shall be paid continuously throughout the Charter Period.

(h) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26.

See Clause 46

(j) Payment of Interest due under sub-clause 11(g) shall be made within seven (7) running days of the date of the Owners’ Invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.

10.	Mortgage

(only to apply if Box 28 has been appropriately filled in)

See Clause 47

The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

11.	Insurance and Repairs

See Clause 48

(n) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

PART II

“BARECON 2001” Standard Bareboat Charter

12.	Redelivery

See Clause 49

(b) Any changes thereafter In the Vessel’s position shall be notified immediately to the Owners.

The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period.

See Clause 50

All other terms, conditions and provisions of this Charter shall continue to apply.

See Clause 51

The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.

13.	Non-Lien

See Clause 52

14.	Indemnity

See Clause 53

PART II

“BARECON 2001” Standard Bareboat Charter

15.	Lien

The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned. See Clause 54.

16.	Salvage

All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

17.	Wreck Removal

In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

18.	General Average

The Owners shall not contribute to General Average.

19.	Assignment, Sub-Charter and Sale

See Clause 55

20.	Contracts of Carriage

(a) The Charterers are to procure that all documents issued by the charterer during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier’s liability for cargo compulsorily applicable in the trade. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.

21.	Bank Guarantee

(Optional, only to apply if Box 27 filled in)

See Clause 56

22.	Requisition/Acquisition

See Clause 57

(b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as “Compulsory Acquisition”), then, irrespective of the date during the Charter Period when “Compulsory Acquisition” may occur, this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”. In such event Charter Hire to be considered as earned and to be paid up to the date and time of such “Compulsory Acquisition”. See Clause 46

23.	War

(a) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way Whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent’s right of search and/or confiscation.

(b)	The Charterers shall have the liberty:

(i)	to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

PART II

“BARECON 2001” Standard Bareboat Charter

(ii)	to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii)	to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

(f) In the event of outbreak of war (whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People’s Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15. If the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until redelivery.

24.	See Clause 58

25.	Termination

(a) Default

See Clause 59

(i)	the Charterers fail to comply with the requirements of:

(1) Clause 6 (Trading Restrictions)

(2) Clause 13(a) (Insurance and Repairs) provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners’ right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;

(ii)	the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel’s insurance cover is not prejudiced.

(c) Loss of Vessel

See Clause 46

(d) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.

26.	Repossession

See Clause 59

PART II

“BARECON 2001” Standard Bareboat Charter

27.	Dispute Resolution

(b) This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.

See Clause 60

28.	Notices

See Clause 61

See Clauses 62-72

“BARECON 2001” Standard Bareboat Charter
PART III PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY	OPTIONAL PART
(Optional, only to apply if expressly agreed and stated in Box 37)

1.	See Clause 73

“BARECON 2001” Standard Bareboat Charter
PART IV HIRE/PURCHASE AGREEMENT	OPTIONAL PART
(Optional, only to apply if expressly agreed and stated in Box 42)

See Clause 74

“BARECON 2001” Standard Bareboat Charter
PART V PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY	OPTIONAL PART
(Optional, only to apply if expressly agreed and stated in Box 43)

EXECUTION COPY

Additional Clauses to “BARECON 2001” Standard Bareboat Charter

Dated as of April 7, 2006

between

HL Hawk LLC, as the Owner

and

Horizon Lines, LLC, as the Charterer

Hull No. 0389

O.N. [TBA]

i

Table of Contents

(continued)

Appendix 1	Charter Supplement No. 1

Appendix 2	Charter Supplement No.

Appendix 3	Certificate of Delivery and Acceptance

Schedule 1	Basic Hire Through EBO Dates and EBO Prices

Schedule 2	Basic Hire Paid Through Basic Period and Renewal Period and Purchase Options at End Thereof

Schedule 3	Stipulated Loss Values

ii

32. Definitions.

Capitalized terms used in this Charter and not otherwise defined shall have the meanings assigned to them below.

“Advances” means amounts advanced by the Lenders to the Owner and the Other Owners pursuant to the Credit Agreement.

“Adjusted Average Purchase Price” shall have the meaning assigned to it by Section 1.4(b) of the Agreement to Acquire and Charter.

“Affiliate” shall mean as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 25% or more of the voting stock or membership interests of such Person or to direct or cause direction of the management and policies of such Person, whether through the ownership of voting stock, membership interests, by contract or otherwise.

“After-Tax Basis” shall mean the amount of any payment to be received by an Indemnitee supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) actually imposed currently on the Indemnitee by any taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received.

“Agent” shall mean Fortis Capital Corp. or any successor agent appointed pursuant to the Credit Agreement.

“Agreement to Acquire and Charter” shall mean the Agreement to Acquire and Charter dated the date hereof, by and among SFL, SFL Holdings, the five companies listed in Appendix 1 thereto and Horizon Lines, LLC.

“Applicable Country” shall mean the country under the laws of which the Vessel is documented in accordance with the terms of the Charter.

“Applicable Law” shall mean any applicable federal, state, local, municipal, foreign or other law, statute, legislation, rule, regulation, treaty or court or administrative interpretation thereof and any applicable order or decree.

“Appraisal” shall mean an appraisal performed by an independent Appraiser selected by the Owner and approved by the Charterer, such approval not to be unreasonably withheld or delayed. The fees and expenses relating to an Appraisal shall be reasonable and shall be shared equally by the Owner and the Charterer, except during the continuance of an Event of Default, in which case such costs shall be payable by the Charterer. A determination pursuant to an Appraisal shall be binding on the Charterer and the Owner.

“Appraiser” shall mean a reputable, independent shipbroker engaged in the business of appraising vessels similar to the vessel.

“Approved Alternative Flags” shall mean, collectively, the Marshall Islands, Liberia, Panama or the Bahamas, and in the singular means any one of them.

“Average Purchase Price” shall have the meaning set forth in Section 1.4(b) of the Agreement to Acquire and Charter.

“Basic Hire” shall mean the Basic Hire payable throughout the Charter Period pursuant to and computed in accordance with Clause 45 of the Charter.

“Basic Period” shall mean the period beginning on the Vessel Delivery Date and ending at 11:59 P.M. (New York City time) on the day immediately preceding the 12 year anniversary of the Vessel Delivery Date.

“Basic Period Commencement Date” shall mean the first day of the Basic Period.

“Beneficiary” shall have the meaning set forth in Section 2 of the Guarantee.

“Bill of Sale” shall mean the Bill of Sale of the Seller relating to the Vessel, dated the Vessel Delivery Date.

“Bona Fide Sale” shall mean a sale at Fair Market Sale Value.

“Building Contract” shall mean the Shipbuilding Contract for the construction of the Vessel between the Seller, as Buyer and Hyundai Mipo Dockyard Co., Ltd., as Builder, and all addenda thereto.

“Business Day” shall mean a day of the year on which dealings are carried on in the London interbank market and banks are (a) open for business in (i) London, England and (ii) Rotterdam, The Netherlands, and (b) not required or authorized to close in New York City.

“Charter” shall mean this Charter, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof and in the plural shall mean the Charter and the Other Charters, collectively.

“Charter Period” shall mean the Basic Period plus the Renewal Period, if any, subject to extension in the circumstances provided in Clause 33 of the Charter.

“Collateral” shall mean all “Collateral” referred to in the Collateral Documents and all other property that is or is intended as collateral security for, or to be subject to any Lien in favor of the Security Trustee or the Lenders or the Swap Providers in respect of, the transactions contemplated by the Credit Agreement.

“Collateral Documents” shall have the meaning assigned thereto in the Credit Agreement.

“Commitments” shall have the meaning set forth in the Credit Agreement.

“Consolidated” for any Person shall refer to the consolidation of the financial statements of such Person and its Subsidiaries in accordance with GAAP.

“Credit Agreement” shall mean the Credit Agreement, dated the date hereof, among the Owner and the Other Owners, as Joint and Several Borrowers, The Banks, Financial Institutions and Other Institutional Lenders Named therein, as Lenders and Underwriters, the Mortgagee, as Sole Book Runner, Lead Arranger, Agent and Security Trustee, The Governor and Company of the Bank of Scotland and NIB Capital Bank N.V., as Co-Arrangers and Fortis Bank NV/SA, New York Branch, HBOS Treasury Services plc and NFBC Bank N.V., as Swap Providers, as the same may be amended, modified or supplemented from time to time.

“Debt Assumption Agreement” shall mean the Agreement Regarding Debt Assumption, dated the date hereof, by and among SFL, SFL Holdings, the Charterer and the Agent on behalf of the Lenders.

“Default” shall mean any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Rate” shall mean a rate per annum equal to 2% per annum above the rate per annum required to be paid on Advances pursuant to Section 2.06(a) of the Credit Agreement.

“DOC” shall mean a document of compliance issued in accordance with rule 13 of the ISM Code.

“Documentation Citizen” shall mean a person that is eligible to document a vessel with a registry endorsement under 46 U.S. Code §12105.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Earnings” shall mean all moneys whatsoever due or to become due to or for the account of the Owner at any time during the Security Period arising out of the Charter or any other use or operation of the Vessel, including, but not limited to, all freight, hire and passage moneys, compensation payable to the Owner in the event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of the Charter or any other charterparty or other contract of employment of the Vessel and all sums receivable under the insurances in respect of loss of Earnings and includes, if and whenever the Vessel is employed on terms whereby any or all such moneys as aforesaid are pooled or shared with any other Person, the proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel.

“EBO Date” shall mean either the fifth anniversary or the eighth anniversary of the Basic Hire Commencement Date, at the option of the Charterer.

“EBO Price” shall mean, with respect to each EBO Date, the amount set forth opposite such EBO Date in Schedule 1 hereto, as adjusted pursuant to Section 1.5 of the Agreement to Acquire and Charter.

“Environmental Law” shall mean any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health or safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Oil Pollution Act of 1990, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, each as at any time amended.

“Environmental Permit” shall mean any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ER” shall mean E.R. Schiffahrt GMBH & Cie. KG, a German limited partnership.

“Event of Default” shall mean any of the events referred to in Clause 59(a) of the Charter.

“Expenses” shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, or whatsoever kind and nature.

“Fair Market Bareboat Charter Hire” shall mean, the charter hire for the Vessel that would be obtained in an arm’s-length transaction between an informed and willing charterer under no compulsion to charter and an informed and willing owner under no compulsion to charter, which determination shall be made on the assumption that the Vessel is in the condition and repair in which it is required to be returned pursuant to Clause 15 (but otherwise on an “as is, where is” basis).

“Fair Market Sale Value” shall mean (i) when used with respect to the Vessel, the sale value of the Vessel that would be obtained in an arm’s–length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer–user under no compulsion to buy, which determination shall be made (x) without deduction for any costs of removal of the Vessel from the location of current use and (y) on the assumption that the Vessel is free and clear of all Liens and is in the condition and repair in which it is required to be returned pursuant to Clause 15 of the Charter (but otherwise on an “as is, where is” basis); and, (ii) when used with respect to a Removable Part, the sale value of such Removable Part that would be obtained in an arm’s–length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer–user under no compulsion to buy, which determination shall be based on the actual condition and repair of such Removable Part.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Entity” shall mean (i) any nation, kingdom, republic, confederation, principality, state, Commonwealth, province, territory, canton, country, parish, city, town, township, municipality, village, hamlet, borough, district or other jurisdiction of any nature, (ii) any federal, state, local, foreign or other government, (iii) any governmental or quasi–governmental authority of any nature (including any governmental division, subdivision, department, agency, ministry, service, system, corps, administration, bureau, branch, office, commission, council, board and any court or other tribunal) in either case, having proper jurisdiction and (iv) any international body.

“Guarantee” shall mean the Guarantee dated the date hereof, by the Guarantor in favor of the Owners, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“Guarantor” shall mean Horizon Lines, Inc., a corporation organized under the laws of the State of Delaware, together with its permitted successors and assigns.

“Hazardous Materials” shall mean (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” contaminants” or “pollutants,” or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

“Hire” shall mean collectively, Basic Hire and Supplemental Hire.

“Improvement” shall mean an improvement, structural change, modification or addition to the Vessel.

“Indemnitee” shall have the meaning assigned in Clause 53 of the Charter.

“Insurances” shall mean all policies and contracts of insurance and all entries of the Vessel in a protection and indemnity or war risks association or club which are from time to time taken out or entered into in respect of the Vessel or its Earnings or otherwise howsoever in connection with the Vessel or its Earnings.

“Interest and L/C Liability Agreement” shall mean that certain Interest and L/C Liability Agreement. dated as of the date hereof, among the Charterer, SFL and the Security Trustee under the Credit Agreement.

“ISM Code” shall mean in relation to its application to the Owner, the Charterer, any manager of the Vessel, the Vessel and its operation (a) the International Safety Management Code (including the guidelines on its implementation) adopted by the International Maritime Organization (“IMO”) as Resolution A.741(18) and Resolution A.913(22) (superseding Resolution A.788(19)) (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code), and (b) all further resolutions, circulars, codes, guidelines and regulations which are now or in the future issued by or on behalf of the IMO or any other entity with responsibility for implementing the ISM Code, as the same may be amended, supplemented or replaced from time to time.

“ISM Code Documentation” includes, in relation to the Vessel:

(a) the DOC and SMC issued pursuant to the ISM Code in relation to the Vessel within the periods specified by the ISM Code;

(b) all other documents and data which are relevant to the safety management system and its implementation and verification which the Agent may reasonably require; and

(c) any other documents which are prepared or which are otherwise relevant to establish and maintain such Vessel’s compliance or the compliance of the Owner, the Charterer or other operator of the Vessel or any manager of the Vessel with the ISM Code which the Agent may reasonably require.

“ISPS Code” shall mean in relation to its application to the Owner, the Charterer, any manager of the Vessel, the Vessel and its operation, the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the IMO adopted by a Diplomatic Conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended).

“ISSC” means the International Ship Security Certificate issued pursuant to the ISPS Code.

“Late Rate” shall mean, as of any time, a rate of interest per annum equal to 11%.

“Lenders” shall mean the lenders listed on the signature pages of the Credit Agreement and each eligible assignee that shall become a party thereto pursuant to Section 9.07 of the Credit Agreement and each assignee that shall become a party thereto pursuant to Section 2.15 of the Credit Agreement and in the singular means one of them.

“Lien” shall mean any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan” shall mean the aggregate principal amount advanced by the Lenders pursuant to Section 2.01 of the Credit Agreement.

“Loan Documents” shall have the meaning set forth in the Credit Agreement.

“Material Adverse Effect” shall mean (a) with respect to a Person, any material adverse effect on the business, assets, liabilities, condition (financial or otherwise), operations, performance, properties or prospects of such Person taken as a whole or, where appropriate, on a consolidated basis in accordance with GAAP, (b) with respect to any Collateral, a material adverse effect on the validity, perfection, priority or enforceability of the Lien of the Security Trustee, the Agent, any Lender or any Swap Provider thereon and (c) with respect to any Transaction Document, any adverse effect on the binding nature, validity or enforceability thereof.

“MOA” shall mean the Memorandum of Agreement, dated the date hereof, between the Seller and SFL Holdings in respect of the Vessel by which SFL Holdings shall acquire the Vessel from the Seller, and all addenda thereto, and in the plural shall mean the MOA and the Other MOAs, collectively.

“Mortgage” shall mean the first preferred mortgage, dated the Vessel Delivery Date, made or to be made by the Owner with respect to the Vessel in favor of the Mortgagee (as amended from time to time in accordance with its terms).

“Mortgagee” shall mean Fortis Capital Corp., as Security Trustee under the Credit Agreement for and on behalf of the Lenders and the Swap Providers.

“Obligations” shall have the meaning set forth in Section 2 of the Guarantee.

“Other Bills of Sale” shall mean the Bills of Sale of the Other Sellers relating to the Other Vessels, dated the Vessel Delivery Date under the applicable Other Charter.

“Other Charters” shall mean each BIMCO Standard Bareboat Charter (Code Name: “Barecon 2001”) dated the date hereof, between the Charterer and each Other Owner relating to the Other Vessels as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“Other MOAs” shall mean the Memoranda of Agreement, each dated the date hereof, between each Other Seller and SFL Holdings by which SFL Holdings shall acquire the Other Vessels from the Other Sellers, and all addenda thereto.

“Other Owners” shall mean HL Tiger LLC, HL Hunter LLC, HL Eagle LLC and HL Falcon LLC, in each case together with its successors and permitted assigns, each a Documentation Citizen of the United States.

“Other Sellers” shall mean, in respect of the “M/V Horizon Falcon”, FortySixth Dragon Shipping, Inc., and in respect of the “M/V Horizon Eagle”, Fiftyninth Dragon Shipping, Inc., each a Liberian company and wholly-owned subsidiary of ER, and in respect of the “M/V Horizon Tiger”, Fortune Spirit S.A., and in respect of the “M/V Horizon Hunter”, Sea Merit S.A. each a Panamanian company and wholly-owned subsidiary of Tsakos.

“Other Transaction Documents” shall mean the Other MOAs, Other Charters and the Other Bills of Sale.

“Other Vessels” shall mean the 2,824 TEU container vessels under construction on the date hereof or to be built at the Hyundai Mipo Dockyard Co., Ltd. Republic of Korea and designated Builder’s Hull Nos. 0409 (the “M/V Horizon Falcon”), 0427 (the “M/V Horizon Eagle”), 0387 (the “M/V Horizon Tiger”), and 0388 (the “M/V Horizon Hunter”), each to be acquired by SFL Holdings from an Other Seller, sold to an Other Owner and chartered to the Charterer.

“Owners” shall mean the Owner and the Other Owners, collectively.

“Owner Liens” shall mean any Liens against the Vessel or any Part thereof that result from acts of, or any failure to act by, or as a result of claims (including any Taxes) against, the Owner or an Affiliate of the Owner.

“Part” shall mean all appliances, parts, instruments, appurtenances, furnishings and other equipment which are from time to time incorporated or installed in or attached to the Vessel or which have been removed therefrom, but where title to which remains vested in the Owner in accordance with Clause 10 of the Charter.

“Payment Date” shall mean the Vessel Delivery Date and each three month anniversary of the Vessel Delivery Date occurring during the Charter Period (excluding the last three month anniversary), provided that if any such date shall not be a Business Day, then “Payment Date” shall mean the next succeeding Business Day.

“Permitted Encumbrances” shall mean shall have the meaning assigned to this term by Section 1.01 of the Credit Agreement.

“Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Product” shall mean crude oil and any refined petroleum product, any petrochemical product, and any other organic or inorganic chemical substance or mixture of chemical substances transported in or contained in the Vessel either as cargo or as fuel or as supplies, including pollutants, contaminants, toxic substances, and oil (as defined in the United States Oil Pollution Act of 1990) and all “hazardous substances” as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act, transported in or contained in the Vessel either as cargo or as fuel.

“Redelivery Date” shall mean the date upon which the Vessel is redelivered to the Owner by the Charterer.

“Reimbursement Agreement” shall mean that certain Reimbursement Agreement dated the date hereof among the Charterer, SFL, SFL Holdings and the Owners.

“Release” shall mean an emission, spill, release or discharge into or upon ambient air, surface water, ground water, land surface or subsurface strata, navigable waters, waters of the contiguous zone, ocean waters and international waters.

“Remedial Action” shall mean removal of Product from the marine environment, from any estuarine environment, any riverine aquatic environment, or from any land area, cleaning any natural or man-made object that has been contaminated by Product, removing Product from marine, estuarine, freshwater aquatic, or avian organisms, providing food, shelter or medical treatment to marine, estuarine, freshwater aquatic or avian organisms that have been exposed to Product, restoring damaged or destroyed marine, estuarine or freshwater aquatic habitat, and containing, dispersing or chemically treating Product to prevent migration or to minimize damage to exposed environmental areas or organisms.

“Removable Part” shall have the meaning assigned in Clause 44(c) of this Charter.

“Renewal Period” shall have the meaning set forth in Clause 62 of this Charter.

“Renewal Period Commencement Date” shall mean the date on which the Renewal Period commences.

“Required Lenders” means, at any time, Lenders holding 66-2/3% or more of the then aggregate principal amount of the Advances outstanding at such time, or, if no such principal amount is then outstanding, Lenders having more than 66-2/3% or more of the aggregate amount of the Commitments.

“Requisition Compensation” shall mean all moneys or other compensation payable by reason of requisition for title or other compulsory acquisition of the Vessel during the Security Period (as defined in the Mortgage) other than by requisition for hire.

“Return Country” shall have the meaning assigned in Clause 41(f) of this Charter.

“SEC” shall mean the United States Securities and Exchange Commission.

“Seller” shall mean Triumph Maritime S.A., a Panamanian company and wholly-owned subsidiary of Tsakos, together with its successors and permitted assigns.

“Sellers” shall mean the Seller and the Other Sellers, collectively, together with their successors and respective permitted assigns.

“SFL” shall mean Ship Finance International Limited, a Bermuda company with its registered office at 14 Par-la-Ville Road, Hamilton, Bermuda.

“SFL Holdings” shall mean SFL Holdings LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of SFL.

“Shipbuilder” shall mean Hyundai Mipo Dockyard Co., Ltd., a corporation incorporated and existing under the laws of the Republic of Korea, having its principal office at 1381, Bangeo-Dong, Dong-Ku, Ulsan 682-712, Republic of Korea.

“SMC” shall mean the safety management certificate issued in respect of the Vessel in accordance with rule 13 of the ISM Code.

“Stipulated Interest Rate” shall mean a rate per annum equal to the rate for U.S. Treasury debt securities of the same tenor as the remaining period of the Charter on the date of calculation plus three (3)%.

“Stipulated Loss Values” shall mean the values set forth in Schedule 3 hereto.

“Subsidiary” of any Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the voting stock of such corporation, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Supplemental Hire” shall mean any and all amounts (other than Basic Hire) that the Charterer assumes the obligation to pay or agrees to pay under this Charter to the Owner, including amounts payable as indemnity payments and payment(s) of EBO Price and purchase price under this Charter.

“Swap Providers” shall mean, collectively, Fortis Bank NV/SA, New York Branch, HBOS Treasury Services plc, and NIBC Bank N.V., and in the singular means any one of them.

“Tax” (and, with correlative meaning, “Taxes”) shall mean all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, but excluding, in the case of the Owner, (i) taxes based upon or measured by or imposed on its net income, and franchise taxes and backup withholding taxes imposed on it, by the jurisdiction under the laws of which the Owner is organized or any political subdivision or taxing authority thereof or therein and (ii) taxes based upon or measured by or imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of the Owner’s principal office or any political subdivision or taxing authority thereof or therein.

“Total Loss” shall mean in relation to the Vessel:

(a) actual, constructive, compromised, agreed or arranged total loss of such Vessel;

(b) any expropriation, confiscation, requisition of title or acquisition of such Vessel, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any Person or Persons claiming to be or to represent a government or official authority;

(c) any condemnation of such Vessel by any tribunal of competent jurisdiction or by any Person acting as such a tribunal; or

(d) any arrest, capture, seizure or detention of such Vessel (including any hijacking or theft) unless such Vessel is within 30 days redelivered to the Owner or the Charterer.

“TP-1 Service” shall mean the Charterer’s Trans-Pacific container liner service between the U.S. West Coast and various Asian ports served from time to time, and points in between.

“Transaction Documents” shall mean the Bill of Sale, the Charter, the MOA, the Guarantee, the Agreement to Acquire and Charter, the Credit Agreement, the Mortgage, the Reimbursement Agreement and Interest and L/C Liability Agreement.

“Tsakos” shall mean Tsakos Shipping & Trading S.A., a Panamanian company.

“United States” shall mean the United States of America, including the states thereof, its territories, commonwealths and the District of Columbia.

“Valuation” shall mean, with respect to the Vessel, the fair market value of the Vessel, free of any charter, as determined in accordance with Section 6.01(p) of the Credit Agreement.

“Vessel Delivery Date” shall mean the date on which the Vessel is tendered by the Seller to SFL Holdings, and SFL Holdings accepts delivery thereof, in accordance with the terms of the MOA and the Agreement to Acquire and Charter.

“Vessels” shall mean collectively the Vessel and the Other Vessels.

“VISA” shall mean U.S. Department of Defense Voluntary Intermodal Sealift Agreement.

“Voyage” shall mean a movement between two or more ports in the Charterer’s liner service or in the Charterer’s contract carriage operations.

33. Extension of Charter Period

Upon the expiration of the Basic Period, or if applicable, the Renewal Period, the Charter Period shall be extended (a) for the duration of any Voyage in progress of the Vessel at such expiration and any period necessary for the unloading of cargo related to such Voyage, and (b) for any period necessary to make any repairs to the Vessel as may be required in order to put the Vessel in a condition necessary to comply with Clause 15, provided that neither extension shall exceed 90 days.

34. Delivery of the Vessel

(a) It is recognized and acknowledged that SFL Holdings has entered into the MOA pursuant to the Agreement to Acquire and Charter for the purpose of transferring title to the Vessel to the Owner for charter to the Charterer hereunder. Physical delivery of the Vessel to SFL Holdings under the MOA shall be made at the place at which the Vessel is delivered by the Shipbuilder to the Seller in accordance with the Building Contract and on the same day, immediately after delivery of the Vessel by the Shipbuilder to the Seller. Upon acceptance of the Vessel by SFL Holdings under the MOA on the Vessel Delivery Date, SFL Holdings will immediately transfer all of its right, title and interest in the Vessel to the Owner and the Owner will purchase SFL Holding’s right, title and interest in the Vessel at the Adjusted Average Purchase Price thereof. It is acknowledged and agreed that, following the satisfaction of the conditions precedent set forth in Article V of the Agreement to Acquire and Charter, acceptance of the Vessel by SFL Holdings from the Seller, and the concurrent transfer of all right, title and interest in the Vessel from SFL Holdings to the Owner on the Vessel Delivery Date shall, without further act, constitute delivery of the Vessel by the Owner to the Charterer, and irrevocable acceptance of the Vessel by the Charterer from the Owner, under this Charter. The parties will confirm delivery and acceptance of the Vessel hereunder by their execution of a Certificate of Delivery and Acceptance in the form of Appendix 3 hereto.

(b) The Charterer acknowledges and agrees that the Owner demises and lets and that the Charterer hires the Vessel “as is, where is” on the Vessel Delivery Date, and that acceptance by the Charterer of the Vessel under this Charter shall be conclusive proof, as between the Owner and the Charterer, that the Vessel is seaworthy, is in good working order and repair and without defect or inherent vice in condition, design, operation or fitness for use, whether or not discoverable by the Charterer as of the date of such acceptance, latent or otherwise, and is free and clear of all Liens. The delivery of the Vessel by the Owner and the taking over of the Vessel by the Charterer as described above in Clause 34(a) shall constitute a full performance by the Owner of all the Owner’s obligations under this Clause 34, and thereafter the Charterer shall not be entitled to make or assert any claim of any nature whatsoever against the Owner or the Vessel (except as to Owner’s Liens) on account of any conditions, representations or warranties expressed or implied with respect to the condition or any characteristic or the Vessel, except as set forth in Clause 34(d).

(c) THE OWNER DOES NOT MAKE, HAS NOT MADE NOR SHALL BE DEEMED TO HAVE MADE AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, SEAWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY OR OPERATION OF THE VESSEL OR AS TO THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN THE VESSEL, OR AS TO THE FITNESS OF THE VESSEL FOR ANY PARTICULAR USE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR, EXCEPT AS SET FORTH IN CLAUSE 34(d), ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE VESSEL OR ANY PART THEREOF.

(d) Notwithstanding any other provisions of this Clause 34, the Owner represents and warrants that on the Vessel Delivery Date it is a Documentation Citizen and that there are no Owner Liens on the Vessel.

(e) The Charterer agrees to deliver to the Owner within thirty (30) days after the Vessel Delivery Date a list of major spare parts for the Vessel delivered by the Owner to the Charterer with the Vessel.

35. Classification Society

The Charterer shall not change the Classification Society to a classification society other than any of Bureau Veritas, the American Bureau of Shipping, Det norske Veritas, Germanischer Lloyd and Lloyd’s Register of Shipping, without the prior written consent of the Mortgagee and the Agent acting at the instruction of the Required Lenders during the Charter Period, and shall ensure that the Vessel maintains its registration with the Classification Society in the highest classification and rating for container vessels, free of recommendations and notations affecting class; provided that the Charterer may satisfy any items affecting class within the time period permitted by the Classification Society. If requested by the Mortgagee, the Charterer shall deliver annually to the Owner, the Mortgagee and the Agent, not later than each date which is the anniversary of the Mortgage, a Confirmation of Class Certificate issued by the Classification Society showing such classification to be maintained without notation or recommendation affecting class. The Charterer shall maintain and preserve the validity of all required national and international trading and survey certificates in respect of the Vessel.

36. Employment and Use

The Charterer covenants and agrees that, provided that carriage of lawful cargo (based on U.S. law) in the TP-1 Service shall always be permitted, and subject to Box 20 it will not (i) cause or permit the Vessel to be operated in any manner contrary to Applicable Law, rule or regulation, (ii) abandon the Vessel in any foreign port or (iii) engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, expropriation, nationalization, confiscation, forfeiture or capture; provided that in the event of a conflict of laws the Charterer shall comply with United States law applicable to a U.S. flag vessel.

37. Survey on Redelivery

The Owner and the Charterer shall share equally all expenses of the Off-hire Survey including loss of time, if any, at the daily equivalent rate of Hire or pro rata thereof.

38. Inspection

(a) The Charterer shall give the Owner at least 30 days’ prior written notice of any special survey of the Vessel. The Charterer shall give the Owner written notice of each proposed dry-docking of the Vessel not less than 20 days in advance thereof. The Owner, and persons designated by the Owner, shall be afforded full and complete access to the Vessel, after giving reasonable notice to the Charterer (provided that the reasonable notice requirements shall not apply if a Default or Event of Default shall have occurred and be continuing), to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf:

(i)	to ascertain the condition of the Vessel, value the Vessel, inspect her papers (provided that such access does not unreasonably interfere with the operation of the Vessel) and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owner unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided;

(ii)

in dry-dock; provided however, that the Owner shall not have the right to cause the Vessel to be dry-docked during any period in which the Charterer has dry-docked the Vessel in accordance with Clause 10(g). If the Charterer has not dry-docked her in accordance with Clause 10(g), the costs and fees for such inspection or survey shall be paid by the Charterer, otherwise such costs and fees shall be paid by the Owner; and

(iii)	for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). Except during the continuance of an Event of Default when such costs and fees shall be paid by the Charterer, the costs and fees for such inspection and survey shall be paid by the Owner.

The Owner shall not have any duty to make any such inspection nor shall it incur any liability or obligation by reason of not making such inspection. No inspection carried out hereunder shall relieve the Charterer of its obligations under this Charter.

(b) The Owner has the right to require on behalf of the Agent by written notice to the Charterer and at the Charterer’s expense (i) one inspection report per year with respect to the Vessel (unless upon an occurrence and continuation of an Event of Default under the Credit Agreement whereupon the Agent shall have an unlimited right to inspect the Vessel and to receive inspection reports during such period of time) prepared by a surveyor appointed by the Agent, such reports to be in form and substance satisfactory to the Agent and at the cost of the Charterer, and (ii) an annual review of class records relating to the Vessel (unless upon an occurrence and continuation of an Event of Default under the Credit Agreement whereupon the Agent shall have an unlimited right to inspect the class records during such period of time), showing that the Vessel is being maintained in conformity with the requirements of the Classification Society.

(c) Upon receipt of the 180-day notice of redelivery pursuant to Clause 49, the Owner shall be permitted to, at the cost and risk of the Owner and without disruption to the normal operation of the Vessel, (i) conduct an inspection of the Vessel, her Classification Society records and her onboard maintenance records and carry out a complete inventory of spares and stores on board and (ii) place on the Vessel two (2) weeks prior to the estimated date of redelivery, two (2) representatives of the Owner who shall be permitted to remain onboard in order to familiarize themselves with the Vessel, the Vessel’s equipment, machinery and operating procedures, with the cooperation of the Charterer, provided that it will not result in a delay to the Vessel’s trading and operating schedule.

(d) The Charterer shall permit the Owner to inspect the Vessel’s log books and, make copies of the Vessel’s books, logs and records, but the Owner shall not have any duty to do so. The Charterer shall, at the request of the Mortgagee or the Agent, deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not. The Charterer shall, whenever required by the Owner, furnish it with full information regarding any casualties or other accidents or damage to the Vessel at the Owner’s expense. During the continuance of an Event of Default, the Charterer shall furnish the Owner and the Mortgagee promptly upon written demand, all charter parties or other contracts relating to the Vessel and full details as to the parties, times of delivery and the like pertaining thereto.

39. Stores

The Owner acknowledges that such fuel, diesel oil, lubricating oil and stores as may be on board the Vessel at the time of delivery thereof to the Charterer on the Vessel Delivery Date will be the property of the Charterer. The Charterer shall pay to the Owner an amount equal to what the Owner has paid to the Seller in respect of such items. On redelivery or retaking of the Vessel, the Owner shall accept, and, so long as no Default or Event of Default shall have occurred and be continuing, pay to the Charterer the last net invoice price for the fuel, diesel oil, lubricating oil and unbroached consumable stores remaining on board. Upon redelivery, copies of any logs, any drawings, plans, certificates or other technical documentation relating to the Vessel which have been delivered pursuant to the shipbuilding contract under which the Vessel was constructed, together with all supplements and revisions thereto, which may be in the Charterer’s possession, or which may be held on behalf of the Charterer by any third party, shall, without charge to the Owner, promptly be forwarded to the Owner and, in any event, become the property of the Owner to the extent not already owned by the Owner. The Charterer shall, at its sole cost, be entitled to make and retain copies of such logs, drawings, plans, certificates and other technical documentation.

40. Maintenance and Repair

(a) During the Charter Period, always at the cost and expense, procurement and risk of the Charterer, the Charterer shall maintain and repair the Vessel and its equipment, machinery, boilers, appurtenances and spare parts in a good running order and repair, in efficient operating condition so that the Vessel and all its equipment, outfit and appurtenances shall be tight, staunch, strong, in good condition, working order and repair, and in all respects seaworthy and fit for its intended service, except for ordinary wear and tear, and well and sufficiently tackled, appareled, furnished, and equipped, and the Charterer shall at all times keep the Vessel in such condition as will entitle her to be in class with, and have the highest classification of and rating for vessels of the same size, age and type in, the Classification Society indicated in Box 10 with no outstanding recommendations except those items to be corrected at the Charterer’s convenience, and will furnish to the Owner and if requested by the Mortgagee, to the Mortgagee and the Agent, not later than each date which is the anniversary hereof, a Confirmation of Class Certificate issued by the Classification Society showing such classification and rating to have been maintained without notation or recommendation affecting class, and maintain all other necessary certificates in force at all times. The Charterer shall maintain the Vessel in as good working order and repair as when delivered, normal wear and tear excepted, in accordance with the Charterer’s standards with respect to other vessels in its (and its consolidated Affiliates’) fleet, taking into consideration the particular characteristics, the age, the size and the origin of the Vessel, but in any event at least in accordance with industry standards for similar ships in similar trades and schedules.

(b) The Charterer will promptly (x) furnish to the Owner the reports issued by the Classification Society with respect to annual or other periodic surveys of the Vessel, (y) notify the Owner of any casualty involving any loss or damage to the Vessel in excess of $1,000,000 and, upon the written request of the Owner, provide the Owner with written information and survey reports in connection therewith and (z) provide to the Owner, the Mortgagee and the Agent forthwith copies of all material notices and information received in relation to the Vessel, its Insurances, Earnings, classification or operation unless such notices or information state they have been provided directly to the Mortgagee and the Agent.

(c) All maintenance and repair of the Vessel performed for the purpose of meeting the requirements of the Classification Society, including changes in or additions to such requirements, shall be for the Charterer’s account.

(d) Notwithstanding the foregoing, the Charterer shall be relieved of its obligations under this Clause 40 during any periods in which the Vessel is in an idle or laid–up status, provided, that the Charterer shall properly secure the Vessel and preserve the Vessel’s machinery and equipment in accordance with good industry practices; and provided, further, that the Charterer shall, at the request of the Owner but at the Charterer’s cost and expense, restore the Vessel to operational status in compliance with the requirements of this Clause prior to redelivery of the Vessel to the Owner at the end of the Charter Period (whether on expiration or any other termination of this Charter).

(e) The Charterer, at its own cost and expense, shall make all Improvements to the Vessel as may be required from time to time to meet the Applicable Law of the Applicable Country or of any Governmental Entity having jurisdiction; provided that the Charterer shall not be required to make any such Improvements so long as the validity or applicability of such requirements are being contested by it in good faith and by appropriate proceedings that will not result in any material danger of (i) the sale, forfeiture or loss of the Vessel or any interest therein, (ii) the assertion of any criminal penalties or material civil liability against the Owner or (iii) a reduction in the level of classification from the Classification Society.

(f) The Charterer shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division of authority thereof, having jurisdiction over the Vessel or the Charterer to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay.

41. Flag and Name of Vessel

(a) During the Charter Period, the Charterer shall have the liberty, at its own cost and expense, to paint the Vessel in its own colors, install and display its funnel insignia and fly its own house flag. Upon delivery, the Vessel shall be registered under the Applicable Law of the Republic of Liberia, unless the Shipbuilder will not cooperate with such registration, in which case the Vessel will be registered under the Applicable Law of the Republic of Panama. On the first Business Day or as soon thereafter as practicable following the provisional registration of the Vessel under the Liberian or Panamanian registry, the Charterer shall cause the Vessel to be re-registered under the Applicable Law of the United States and at all times thereafter during the Charter Period to remain duly documented in the Owner’s name and registered under such Applicable Law, duly licensed to operate in the registry trade, or (subject to Clause 41(b) hereof) under the Applicable Law of an Approved Alternative Flag. The Charterer agrees not to do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Vessel, or its qualification to be documented, under the laws and regulations of the United States, or which may cause such documentation or qualification to be forfeited or canceled.

(b) Provided that no Default or Event of Default shall have occurred and be continuing, the Charterer shall have the right at any time during the Charter Period following registration under U.S. flag to change the Vessel’s flag to an Approved Alternative Flag, provided that the Charterer shall bear the complete costs of deregistration from the existing flag and reregistration in one of such other jurisdictions.

(c) In addition to Charterer’s right to reflag the Vessel pursuant to Clause 41(b) above, the Charterer has the option to change the Vessel’s flag or port of documentation during the Charter Period to any other flag or port of documentation that they may deem necessary for their intended trade, however always subject to the Owner’s prior written consent, which consent shall not be unreasonably withheld, and to the prior written consent of the Mortgagee and the Agent acting at the instruction of the Required Lenders. Any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation.

(d) The Charterer agrees to pay all expenses incurred in connection with the documentation and registration of the Vessel. In the event of any re-registration of the Vessel under the Applicable Law of a country other than the United States, the particular provisions hereof that apply only to a U.S. flag vessel will not apply to the Vessel for so long as the Vessel is registered under another flag.

(e) The Owner shall not change the Vessel’s flag without the Charterer’s written consent, which may be withheld in the Charterer’s sole discretion. The Charterer shall remain authorized to document the Vessel in its name under the flag of the United States with a registry trade endorsement during the Charter Period, and shall give evidence thereof to the Mortgagee on request. The Charterer shall also have the liberty, with the Owner’s prior written consent, which shall not be unreasonably withheld, to change the name of the Vessel during the Charter Period. The certificate of documentation shall remain on board the Vessel at all times and shall be made available to the Owner or Persons designated by the Owner for review and inspection. The Owner agrees to surrender the Vessel’s certificate of documentation when required (i) by reason of any request from time to time by the Charterer to change the name of the Vessel (provided the Charterer shall have obtained the prior written consent of the Owner, which consent shall not be unreasonably withheld, to such change in name) or (ii) by reason of any election by the Charterer pursuant to this Clause 41 to change the Vessel’s flag. Subject to the requirements set forth in this Clause 41, the Owner shall cooperate in any permitted redocumentation of the Vessel, at the Charterer’s cost and expense.

(f) Upon redelivery of the Vessel, the Charterer shall, at its own cost and expense, at the Owner’s request given at least 180 days prior to expiration of the Charter Period, redocument the Vessel in the name of the Owner under the laws of an Approved Alternative Flag and in which the Vessel, assuming it is in the condition required hereby, may be so registered (such country, the “Return Country”). It is understood and agreed that the Charterer shall not be required to make any modifications to the Vessel or obtain any additional certificates or otherwise incur any expense in order to qualify the Vessel for documentation under the laws of an Approved Alternative Flag.

(g) Painting and re-painting, installment and re-installment, registration and re-registration, shall be at the Charterer’s expense and time.

(h) The Charterer shall be entitled to make changes to the Vessel so long as such changes do not materially diminish the value of the Vessel. Notwithstanding the foregoing, subject to Clause 40(e), the Charterer shall not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel unless it shall have received the Owner’s and the Mortgagee’s prior written approval; provided that no Improvement may be made that would diminish the Vessel’s Fair Market Sale Value, remaining expected useful life, utility, class or the expected residual value as at the end of the Charter Period; provided, further, however, that the Charterer shall make any changes which shall be necessary to comply with the requirements of the Applicable Country or the Classification Society in order to entitle the Vessel to the highest classification and rating for vessels of the same age and type. The Charterer shall have the right, from time to time, in its discretion, and without application to the Owner or the Mortgagee, and without obtaining a release thereof by the Owner or the Mortgagee, to dispose of, free from the Lien of the Mortgage, any boilers, engines, machinery, bowsprits, masts, spars, sails, rigging, boats, anchors, apparel, furniture, fittings, equipment or any other appurtenances to the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same, if desired by the Owner, by replacement boilers, engines, machinery, bowsprits, masts, spars, sails, rigging, boats, anchors, apparel, furniture, fittings, equipment or other appurtenances of reasonably equivalent value as reasonably determined by the Charterer which shall forthwith become subject to the Lien of the Mortgage. Title to all permitted non-severable Improvements shall without further act, vest in the Owner. The Charterer shall, if the Owner so requires, restore the Vessel to its former condition before the termination of this Charter.

42. Use of the Vessel’s Outfit, Equipment and Appliances

The Charterer shall have the use of all outfit, equipment, furniture, furnishings, appliances and spare or replacement Parts on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owner on redelivery or retaking of the Vessel in the same good order and condition as when received, excepting ordinary wear and tear. The Charterer shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use or that shall have been lost or destroyed.

43. Additional Outfit, Tools, etc.

The Charterer shall at its own cost and expense provide such additional outfit, tools, replacement parts, crockery, linen and other property as it may elect, and such items shall remain the property of the Charterer.

44. Replacement Parts

(a) Subject to Clause 44(c), those spare or replacement Parts that are included in the definition of the term “Vessel” in accordance with Clause 44(b), or their substantial equivalent, shall be transferred to the Owner, without cost, on redelivery or retaking of the Vessel, and all such spare or replacement Parts shall be in good order and condition, excepting ordinary wear and tear.

(b) The Charterer, at its own cost and expense, as required by or in order to maintain compliance with the Applicable Law of the Applicable Country or Classification Society regulations, rules and orders, will replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason whatsoever; provided, that the foregoing shall not apply to such Parts that would otherwise constitute Removable Parts pursuant to Clause 44(c); provided, further, that the Charterer shall remove any such Removable Parts that have become worn out, destroyed, or damaged beyond repair. In addition, the Charterer may, in the ordinary course of maintenance, repair or overhaul of the Vessel, remove any Part, provided that the Charterer shall replace such item as promptly as possible by a replacement Part. All replacement Parts shall be free and clear of all Liens (other than Permitted Liens), in as good operating condition as, as seaworthy as and shall have a value and utility at least equal to, the Parts being replaced. Any Part removed from the Vessel as provided in the preceding sentence shall remain the property of the Owner and shall remain part of the Vessel until replaced in accordance with the terms of such sentence, but shall then, without further act, become the property of the Charterer. Any such replacement Part shall, without further act, become the property of the Owner and be deemed part of the “Vessel” as defined herein for all purposes hereof. Notwithstanding the foregoing, in the event that the Charterer installs temporary replacement Parts pending completion of permanent repairs or installation of permanent replacement Parts (such temporary replacement Parts being herein called “Temporary Replacements”), (i) permanent replacement Parts will be installed on the Vessel at a time and in a manner consistent with customary practice of the Charterer, but in no event later than redelivery of the Vessel pursuant hereto (whether pursuant to Clause 15, the exercise of remedies under Clause 59 or otherwise), (ii) title to the Temporary Replacements shall not vest in the Owner and (iii) the Temporary Replacements shall not be deemed part of the “Vessel”; provided, however, that until the corresponding Temporary Replacements shall be replaced in accordance with the preceding sentences of this paragraph, all Parts removed from the Vessel shall remain the property of the Owner and shall continue to be part of the Vessel.

(c) Notwithstanding anything in this Clause 44 to the contrary, the Charterer may remove any Part if such Part (a “Removable Part”) (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Vessel at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Vessel pursuant to the terms of this Clause 44 and (iii) can be removed from the Vessel without resulting in material damage thereto (it being understood that the Charterer shall promptly repair any damage caused by the removal of any Part) and without diminishing the Vessel’s Fair Market Sale Value, remaining expected useful life, utility or the expected residual value as at the end of the Charter Period assuming the Vessel was maintained in the condition required by the terms of this Charter. Notwithstanding the foregoing, the Charterer shall not allow the removal of any Removable Part if (i) the same would be necessary to maintain the Vessel in class with, and with the highest classification of, the Classification Society, with no outstanding recommendations or notices, or to comply with any requirements of any Governmental Entity necessary for the Vessel’s documentation upon redelivery or retaking or (ii) the Owner shall have elected to purchase the same from the Charterer under Clause 44(d).

(d) At any time after the Charterer has advised the Owner that it has determined not to purchase the Vessel, or the Vessel is otherwise to be returned to the Owner, the Charterer shall, at the Owner’s request, advise the Owner of the nature and condition of all Removable Parts owned by the Charterer and which the Charterer has or intends to remove from the Vessel as permitted by Clause 44(c). The Owner may, at its option upon 30 days’ written notice to the Charterer, purchase any or all of such Removable Parts at the end of the Charter Period for their then Fair Market Sale Value (as determined by mutual agreement of the Owner and the Charterer or, if they cannot so agree, by an Appraisal), other than (i) the lashing gear, (ii) any Parts owned or leased by the Charterer and (iii) any Parts that constitute proprietary equipment of the Charterer.

(e) The Classification Society shall be the final arbiter of any dispute with respect to the condition of the Vessel and the Charterer’s compliance with the foregoing sections.

45. Charter Hire

(a) The Charterer shall pay to the Owner for the hire of the Vessel the Basic Hire payable during the Basic Period which is set forth in Box 22, as adjusted pursuant to the Agreement to Acquire and Charter. Such Basic Hire shall be payable in equal quarterly installments in advance commencing on the Payment Date corresponding to the Vessel Delivery Date as set forth in Schedule 2 attached hereto.

(b) It is recognized and acknowledged that Basic Hire during the Basic Period and Renewal Period (if any) as set forth in Box 22, the EBO Prices set forth in Schedule 1 hereto, and the Stipulated Loss Values set forth in Schedule 3 hereto are based on certain pricing assumptions. Upon delivery of the Vessel in accordance with Clause 34, the Owner and the Charterer shall execute a Charter Supplement No. 1 substantially in the form of Appendix 1 hereto to reflect the Basic Hire, EBO Prices and Stipulated Loss Values as adjusted pursuant to the Agreement to Acquire and Charter.

(c) It is acknowledged and agreed that the Basic Hire, EBO Prices and Stipulated Loss Values established on the Vessel Delivery Date pursuant to Clause 45(b) above are subject to further adjustment in accordance with Section 1.5(c) of the Agreement to Acquire and Charter. Upon any such further adjustment, the Owner and the Charterer shall execute a Charter Supplement substantially in the form of Appendix 2 hereto to reflect such adjustment.

(d) In the event the Charterer elects to extend the Charter for the Renewal Period, the Charterer shall pay the Basic Hire payable during the Renewal Period which is set forth in Box 22, as adjusted pursuant to the Agreement to Acquire and Charter. Such Basic Hire shall be payable in quarterly installments in advance commencing on the Payment Date corresponding to the first day of the Renewal Period.

(e) This Charter is a hell or high water charter and the Charterer’s obligation for payments hereunder shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character, including (i) any setoff, counterclaim, recoupment, defense or other right which the Charterer or any other Person may have against the Owner or any other Person for any reason whatsoever, including any default by the Owner or any other Person in its respective obligations hereunder or under any other agreement, (ii) any unavailability of the Vessel, after its delivery and acceptance by the Charterer hereunder, for any reason, including any lack or invalidity of title or any other defect in the title, seaworthiness, condition, design, operation or fitness for use of the Vessel, or the ineligibility of the Vessel for documentation or for a particular trade, (iii) any failure or delay on the part of the Owner or any other Person, whether with or without fault on its part, in performing or complying with any of the terms or covenants hereunder, or any other agreement, (iv) any damage to the Vessel or interruption or cessation in the use or possession thereof by the Charterer for any reason whatsoever and of whatever duration with an Total Loss to be dealt with as provided in Clauses 46 and 48, (v) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding by or against the Owner, the Charterer, the Guarantor or any other Person, (vi) any breach of any representation or warranty of, or any act or omission of, the Owner under this Charter or any other agreement at any time existing between the Owner and the Charterer and/or the Guarantor, (vii) any deprivation of use of the Vessel by reason of any act or omission of the Owner or any other Person, (viii) any claims as a result of any other business dealings by the Owner, the Charterer, the Guarantor or any other Person, (ix) the requisitioning, seizure or other taking of title to or use of the Vessel by any Governmental Entity or otherwise whether or not by reason of any act or omission of the Owner, the Charterer or the Guarantor (in which case the provisions of Clause 48 or 57 will apply), or any other deprivation or limitation of use of the Vessel in any respect or for any length of time, whether or not resulting from accident and whether or not without fault on the part of the Charterer or the Guarantor, (x) any embargo on the shipment of any products or any prohibition against the loading or discharging of vessels containing the same, (xi) the interference with or prohibition of the Charterer’s use of the Vessel, (xii) the invalidity or unenforceability or lack of due authorization or other infirmity of this Charter or any subcharter, (xiii) the lack of right, power or authority of the Owner to enter into this Charter, (xiv) any ineligibility of the Vessel for any particular trade or activity, whether due to any failure of the Owner, the Charterer, the Guarantor or any other Person to comply with any Applicable Law or otherwise, (xv) any event of force majeure or any frustration, (xvi) any Applicable Law or (xvii) for any other cause, circumstance or happening, whether similar or dissimilar to the foregoing, any present or future Applicable Law to the contrary notwithstanding. The Charterer hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Charter or to any abatement, suspension, deferment, return or reduction of Hire except in accordance with the express terms hereof. If for any reason whatsoever this Charter shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, the Charterer nonetheless agrees to pay to the Owner or to the Person entitled thereto an amount equal to each payment of Hire at the time such payment would have become due and payable in accordance with the terms hereof had this Charter not been terminated in whole or in part; provided, that, in the occurrence of a Total Loss, the provisions of Clauses 46 and 48 will apply. Each payment of Hire made by the Charterer shall be final, and the Charterer will not seek to recover all or any part of such payment from the Owner for any reason whatsoever, except for demonstrable error.

(f) Nothing in this Clause 45 shall prohibit the Charterer from pursuing any right it may have under this Charter or otherwise by a separate proceeding against the Owner or any other Person.

(g) Any delay in payment of Hire shall entitle the Owner to interest at the rate per annum as agreed in Box 24 payable as Supplemental Hire.

46. Total Loss

This Charter shall be deemed to be terminated if the Vessel becomes a Total Loss. For purposes of this Charter, a Total Loss shall be deemed to have occurred as follows:

(a) in the case of an actual loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;

(b) in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earliest of:

(i) the date on which a notice of abandonment is given to the insurers; and

(ii) the date of any compromise, arrangement or agreement made by or on behalf of the Owner with the Vessel’s insurers in which the insurers agree to treat the Vessel as a total loss; and

(c) in the case of any other type of total loss, on the date (or the most likely date) on which it reasonably appears to the Required Lenders that the event constituting the total loss occurred.

Insurance proceeds received in respect of a Total Loss of the Vessel shall be applied as follows:

First, to the Mortgagee for application in accordance with Section 2.06(b) of the Credit Agreement;

Next, to the Owner in an amount up to the equity portion of the Stipulated Loss Value of the Vessel as of the Payment Date first occurring after the event of Total Loss as set forth in Schedule 3 to this Charter; and

The remainder, if any, shall be distributed to the Charterer.

47. Mortgage

The Vessel chartered under this Charter is financed under the terms of the Credit Agreement and the Owner’s obligations thereunder are secured by the Mortgage. The Charterer undertakes to comply, and provide such information and documents to enable the Owner to comply with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Mortgage or as may be directed from time to time during the currency of the Charter by the Mortgagee in conformity with the Mortgage. The

Charterer confirms that, for this purpose, it has acquainted itself with all relevant terms, conditions and provisions of the Mortgage and agrees to acknowledge this in writing in any form that may be required by the Mortgagee.

48. Insurance

(a) At no expense to the Owner, the Mortgagee, the Agent, the Lenders or the Swap Providers, the Charterer shall insure and keep the Vessel insured or cause or procure the Vessel to be insured and to be kept insured against the risks prescribed below, in addition to such other risks which the Mortgagee may reasonably request from time to time:

(i)	Marine navigating risk hull and machinery insurance and marine war navigating risk hull and machinery insurance, together with, at the Charterer’s option, such amounts of increased value and total loss only insurance as are permitted by such hull and machinery insurance policies. While the Vessel is idle or laid up, at the option of the Charterer and in lieu of the coverage described in the immediately preceding sentence, port risk hull and machinery insurance may be taken out on the Vessel by the Charterer. The foregoing insurance shall be in an aggregate amount equal at all times to the greater of (A) the Valuation of the Vessel and (B) an amount which, when added to the amounts of such insurance on the Other Vessels, is 120% of the aggregate outstanding principal amount of the Loan. Any of the foregoing may provide for a deductible amount of up to Seven Hundred Fifty Thousand Dollars ($750,000) with respect to any one accident, occurrence or event. Such insurance shall be maintained in the broadest forms substantially equivalent to the coverage carried by other responsible and experienced companies engaged in operation of vessels similar to the Vessel, and shall be placed with underwriters of recognized standing (having a rating of not less than B+1X from A.M. Best & Co. or the equivalent rating from Standard & Poor’s Ratings Services or Moody’s Investors Service). If the rating of any insurer or underwriter is or falls below the rating required by the immediately preceding sentence (whether on initial placement, renewal or otherwise), unless the Mortgagee shall consent otherwise (and the Mortgagee agrees promptly to respond to any written request for such consent), the Charterer shall replace such insurer or underwriter with an insurer or underwriter that meets or exceeds such rating requirement not later than thirty (30) days after such required rating is no longer met. Each of the Owner and the Charterer shall have the right to procure in excess of the above requirements for its own benefit.

(ii)	Marine and war risk, full form protection and indemnity insurance with a member of the International Group Association of Protection and Indemnity Clubs (the “IGA Clubs”) or, in the case of primary war risk, with insurers of recognized standing (having a rating of not less than B+1X from A.M. Best & Co. or the equivalent rating from Standard & Poor’s Ratings Services or Moody’s Investors Service). If the rating of any insurer or underwriter is or falls below the rating required by the immediately preceding sentence (whether on initial placement, renewal or otherwise), unless the Mortgagee shall consent otherwise the Charterer shall replace such insurer or underwriter with an insurer or underwriter that meets or exceeds such rating requirement not later than thirty (30) days after such required rating is no longer met. Such protection and indemnity insurance shall be maintained in the broadest forms generally available in the United States markets and shall include a cross liability endorsement, if obtainable. Each of the Owner and the Charterer shall have the right to carry, for its own benefit, excess protection and indemnity insurance and marine multi-liability insurance.

(iii)	Insurance against liability under law or international convention arising out of pollution, spillage or leakage in an amount not less than the maximum amount available, as that amount may from time to time change, from the IGA Clubs or alternatively such sources of pollution, spillage or leakage coverage as are commercially available in any absence of such coverage by the IGA Clubs as shall be carried by prudent shipowners for similar vessels engaged in similar trades plus amounts available from customary excess insurers of such risks as excess amounts, if any, as shall be carried by prudent shipowners for similar vessels engaged in similar trades, in each case to the extent commercially available and carried by other responsible and experienced companies engaged in the operation of vessels similar to the Vessel.

(iv)	To the extent obtainable, cargo liability insurance with one of the IGA Clubs or with insurers of recognized standing (having a rating of not less than B+1X from A.M. Best & Co. or the equivalent rating from Standard & Poor’s Rating Services or Moody’s Investors Service) under forms of policies at least equivalent to the coverage carried by other responsible and experienced companies engaged in operation of vessels similar to the Vessel. Such cargo liability insurance shall be in an amount for each occurrence of not less than $50,000,000, or $200,000,000 if such insurance is placed outside of the IGA Clubs. Such cargo liability insurance shall provide coverage for cargo loss and/or damage regardless of whether liability is determined in accordance with Applicable Law or in accordance with the terms of a private service contract or other agreement. This insurance shall not be required with respect to the Vessel while the Vessel is idle or laid up.

(v)	Single interest mortgagee’s insurance (including, without limitation, Mortgagee’s Interest Insurance—Additional Perils (Pollution)), with insurers of recognized standing (having a rating of not less than B+1X from A.M. Best & Co.) covering the Mortgagee against any acts or omissions of the Charterer and the Owner whereby marine and war risk hull and machinery and protection and indemnity insurance shall or may be suspended, impaired or defeated, and any loss under such insurance shall be payable directly to the Mortgagee.

(vi)	For the benefit of the Mortgagee, (A) in connection with any voyage outside the territorial waters of the United States of America, such insurance with one of the IGA Clubs or with insurers of recognized standing (having a rating of not less than B+1X from A.M. Best & Co. or the equivalent rating from Standard & Poor’s Rating Services or Moody’s Investors Service) to be provided pursuant to the American Institute Hull War Risks and Strikes Clauses amended to include the then current addenda thereto against political risks of confiscation and expropriation by any government (except the United States of America) as would be carried by prudent owners and operators on similar voyages, (B) additional insurance with one of the IGA Clubs or with insurers of recognized standing (having a rating of not less than B+1X from A.M. Best & Co. or the equivalent rating from Standard & Poor’s Rating Services or Moody’s Investors Service) in such amounts and against such risks arising from or connected with the ownership or operation of the Vessel as from time to time may be commonly insured against and may be reasonably required by the Mortgagee upon the request of the Required Lenders and (C) such other insurance with one of the IGA Clubs or with insurers of recognized standing (having a rating of not less than B+1X from A.M. Best & Co. or the equivalent rating from Standard & Poor’s Rating Services or Moody’s Investors Service) as may at the time be required by applicable law.

(b) All insurance required to be taken out and maintained pursuant to the terms of this Charter shall name the Mortgagee, the Owner and the Charterer (except insurance pursuant to Clause 48(a)(v) and Clause 48(a)(vi)(A), which shall be solely in the name of the Mortgagee and insurance pursuant to Clause 48(l) which shall be solely in the name of the Owner) as named insured or additional named insured (provided, however, that in the case of insurance pursuant to Clause 48(a)(ii), (iii) and (iv), the Mortgagee shall be named only as a Co-Assured for claims that are more properly the responsibility of the named assured(s)), and the policies or certificates of insurance shall provide that there shall be no recourse against the Mortgagee or the Owner for the payment of premiums, commissions, club calls, assessments or advances.

(c) All insurance carried pursuant to paragraph (a) of this Clause 48 shall contain provisions or endorsements stating that such insurance is primary insurance without any right of contribution with respect to any insurance carried by or on behalf of the Mortgagee or the Owner other than as provided pursuant to this Clause 48 on the same interest insured.

(d) Each policy in respect of insurance carried pursuant to paragraph (a) of this Clause 48 shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Owner and the Mortgagee (giving both the Owner and the Mortgagee the right to cure defaults in the payment of premiums) or (ii) except with respect to war risk insurance, for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Owner and the Mortgagee. The Charterer shall deliver to both the Owner and the Mortgagee, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Owner and the Mortgagee) together with evidence reasonably satisfactory to the Owner and the Mortgagee of payment of the premium therefor. Each policy in respect of such insurance shall contain provisions waiving underwriters’ rights of subrogation thereunder against any assured named in such policy.

(e) The Charterer irrevocably makes, constitutes and appoints the Mortgagee as the Charterer’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default under the Credit Agreement, of making, settling and adjusting claims in respect of the Vessel under policies of insurance, endorsing the name of the Charterer on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Charterer at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Mortgagee may, after the expiration of any applicable cure or grace period, without waiving or releasing any obligation or liability of the Charterer hereunder or an Event of Default under the Credit Agreement, in its sole discretion, obtain and maintain such policies of insurance as are required hereby and pay such premium and take any other commercially reasonable actions with respect thereto as the Mortgagee deems necessary to insure the Vessel and to collect on such insurance. All sums disbursed by the Mortgagee in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 30 days after receipt of a reasonably detailed written invoice therefor, by the Charterer to the Mortgagee and shall be additional Secured Indebtedness (as defined in the Mortgage), and the Charterer will reimburse the Mortgagee, with interest at a rate per annum equal to the Default Rate, for any and all expenditures that the Mortgagee may from time to time make in connection with this paragraph.

(f) All policies of insurance in respect of insurance required to be taken out and maintained pursuant to the terms of this Charter or other evidence thereof (except policies taken out pursuant to Clauses 48(a)(v) and 48(l)) shall provide that losses thereunder shall be payable (i) until the Mortgage shall have been discharged, first (subject to Section 2.05 of the Credit Agreement) to the Mortgagee for application pursuant to the Mortgage, and (ii) thereafter, to the Charterer or the Owner, as their interests may appear; provided, however, that such policies of insurance or other evidence thereof shall provide that:

(A) in the case of insurance carried pursuant to Clause 48(a)(ii) and (iii):

(1) the insurer may make payments in discharge of any guarantees issued in favor of Persons other than the Charterer or the Owner, and further may make payments directly to such Person in discharge of claims against the Charterer or the Owner, if the Charterer or the Owner, as the case may be, shall not have incurred the loss, damage or expense in question (whether or not an Event of Default or Default then exists under the Credit Agreement); and

(2) the insurer may make payments to the Owner or the Charterer, as the case may be, in respect of any loss, damage or expense incurred or paid by the Owner or the Charterer in reimbursement for such loss, damage or expense except that if an Event of Default has occurred and is continuing under the Credit Agreement and the insurer has received written notice thereof from the Mortgagee, all payments otherwise payable to the Charterer or the Owner shall be made to the Mortgagee for application in accordance with Clause 8 of the Mortgage.

(B) In the case of insurance carried pursuant to Clause 48(a)(i):

(1) upon the occurrence and continuance of an Event of Default under the Mortgage, all insurance payments and other compensation therefor shall be paid to the Mortgagee for application in accordance with Clause 8 of the Mortgage;

(2) upon the occurrence of a Total Loss, all insurance payments and other compensation therefor shall be paid to the Mortgage for application in accordance with Section 2.06(b) of the Credit Agreement;

(3) so long as no Event of Default has occurred and is continuing under the Mortgage, upon the occurrence of an accident, occurrence or event involving any damage to the Vessel not (x) constituting a Total Loss or (y) resulting in liability to Persons other than the Owner, a named assured, or any permitted charterer, the underwriters may pay directly for the repair, salvage, liability or other charges involved, or directly to the Owner, or named assured, or any permitted charterer, as the case may be, if such Person shall have first fully repaired the damage and paid the cost thereof or discharged the liability or paid all of the salvage or other charges involved and the underwriters shall have received evidence that such repair and payment has been made or will be paid simultaneously with the payment by the underwriters, then the underwriters may pay such Person as reimbursement therefor; provided, however, that if such damage involves a loss in excess of two million five hundred thousand Dollars ($2,500,000) with respect to any one accident, occurrence or event for the loss and other charges involved, the underwriters shall not make such payment without first obtaining the prior written consent thereto of the Mortgagee.

(g) The Charterer shall have the duty and responsibility to make all proofs of loss and take any and all other steps necessary to effect collections from underwriters for any loss under any insurance carried pursuant to Clause 48(a).

(h) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01(h)(i) of the Credit Agreement, the Charterer shall deliver to each of the Owner, Agent and the Mortgagee copies of (i) cover notes, (ii) policies of insurance, (iii) letters of undertaking, if any, and (iv) a detailed report signed by independent marine insurance brokers designated by the Charterer and satisfactory to the Mortgagee describing the insurance carried on or with respect to the Vessel and the operation thereof and stating, in effect, that such insurance complies in all material respects with the applicable requirements of this Clause 48. Such report shall also state that, in the opinion of such insurance broker, the forms of policies or other evidence of such insurance and the amounts of insurance and other terms are (x) not materially less than what is reasonably necessary for the protection of the interests of the Owner and the Mortgagee and (y) are customary at the time for vessels of similar size, type, trade and cargo. In addition, such report shall set forth any recommendations such insurance broker may have for additional or reduced insurance which prudent shipowners or operators of vessels of similar size, type, trade and cargo are then carrying. Such report shall further state that, in the opinion of such independent insurance broker, all insurance carried pursuant to Clause 48(a) is underwritten by insurance companies, underwriters’ associations or underwriting funds which should be reasonably satisfactory to the Owner and the Mortgagee.

(i) The Charterer shall use commercially reasonable efforts to cause such independent insurance broker to agree (i) to advise both the Owner and the Mortgagee promptly of any default in the payment of any premium, commission, club call, assessment or advance required (whether for new insurance or for insurance replacing, renewing or extending existing insurance) and of any other act, omission or event of which such independent insurance broker has knowledge and which in its sole judgment (A) might invalidate or render unenforceable, or cause the cancellation or lapse or prevent the renewal or extension of, in whole or in part, any insurance carried pursuant to paragraph (a) of this Clause 48, (B) has resulted or might result in any material modification of the terms of any such insurance or (C) has or might result in any such insurance not being in compliance with the applicable requirements of this Clause 48 and (ii) to furnish the Owner and the Mortgagee from time to time, upon request, detailed information with respect to any of the insurance carried on or with respect to the Vessel or the operation thereof.

(j) If an Event of Default shall have occurred and is continuing under the Credit Agreement, the Charterer shall not declare or agree upon a compromised, constructive or agreed total loss of the Vessel without the prior written consent of the Mortgagee and the Owner.

(k) The Charterer agrees that it will not do any act or voluntarily suffer or permit any act to be done whereby any insurance shall or may be suspended, impaired or defeated and will not suffer or permit the Vessel to engage in any voyage or to carry out any operations not permitted under the insurance policies in effect without first covering the Vessel to the amount herein provided for such voyage or such operations.

(l) The Owner may take out, solely for its own and its assignees’ benefit, and at the cost and expense of the Charterer, a “mortgagee’s interest” type insurance policy providing for the indemnification of the Owner for loss under this Charter resulting directly or indirectly from loss of or damage to the Vessel and/or pollution or additional perils which is covered by the Charterer’s insurance policies or protection and indemnity club entries and in respect of which there is subsequent non–payment or reduced payment by the underwriters.

(m) The provisions of this Clause 48 shall always conform to the insurance covenants contained in Section 4 of the Mortgage. In the event such insurance covenants are modified after the date hereof, this Clause 48 shall automatically be deemed amended so as to conform to any such modification in the insurance covenants set forth in Section 4 of the Mortgage.

49. Redelivery

At the expiration of the Charter Period, unless the Charterer shall have exercised its option to purchase the Vessel pursuant to Clause 74, or upon a termination of this Charter pursuant to Clause 59, the Charterer shall at its own cost and expense, redeliver the Vessel to the Owner at a safe and ice-free port or place as indicated in Box 16 safely afloat in such ready safe berth or anchorage as the Charterer may direct. The Charterer shall give the Owner not less than one hundred eighty (180) days notice of the expected date of redelivery and shall notify the Owner not less than thirty (30) days prior to such Redelivery Date of the range of ports of redelivery or port or place of redelivery.

50. Redelivery Continued

Notwithstanding the above, should the Charterer fail to redeliver the Vessel within the Charter Period, the Charterer shall pay the rate of Hire stated in clause (b) in Box 22 for the number of days by which the Charter Period is exceeded.

51. Redelivery Continued

(a) Upon redelivery pursuant to Clause 15 hereof, the Vessel shall be charter free and free and clear of all Liens (except any Owner Liens and any mortgages granted by the Owner), shall include all Improvements required to be made hereunder, except those Removable Parts removed by the Charterer to the extent permitted hereby, and shall be in class with, and have the highest classification of, the Classification Society, for vessels of the same size, age and type as the Vessel, with no outstanding recommendations affecting class that are required to be satisfied on or prior to the redelivery date. In addition to the foregoing, at the time of redelivery, the Vessel (x) shall be ready to sail and in the same good order and condition as when delivered and as required by Clause 10, ordinary wear and tear excepted, and (y) shall comply with the Applicable Law of the Return Country necessary for the Vessel’s documentation at the time of redelivery. On or before redelivery of the Vessel the Charterer will, at its own cost and expense, remove any stack insignia or stack colors of the Charterer or any other Person and make all corrections and repairs necessary to cause the Vessel to comply with all of the terms of Clause 15 hereof.

(b) A delivery of the Vessel to the Charterer following exercise of the Early Buy-Out option or the option to purchase at the end of the Charter Period provided for in Clause 74 is not covered by Clause 15 hereof.

(c) Upon redelivery, the Charterer shall provide to the Owner all reports prepared for or by the Classification Society and/or the United States Coast Guard relating to the Vessel. The Charterer shall keep the Owner informed as to the Vessel’s approximate itinerary prior to redelivery by providing written notice at least three (3) months prior to the estimated redelivery date of the Vessel. Beginning with the thirtieth (30th) day prior to redelivery of the Vessel, the Charterer shall provide written notices to the Owner approximately every seven days and a final notice on the third day prior to redelivery, as to the Vessel’s location and itinerary.

(d) Upon redelivery of the Vessel hereunder, if requested in writing by the Owner, the Charterer shall provide or arrange docking facilities for the Vessel at the Owner’s cost and expense for a period of 180 days.

52. Non-Lien

(a) The Charterer will not create, suffer, nor permit to be continued upon the Vessel, any Lien except Permitted Encumbrances or Owner’s Liens, and will not pledge, charge, assign or otherwise encumber in favor of any Person other than the Mortgagee its Insurances (except per Clause 4(g) of the Mortgage), Earnings or this Charter, or suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Mortgagee.

(b) The Charterer will cooperate with and, as necessary assist the Owner to enable the Owner to comply with and satisfy all the provisions of Chapter 313 of Title 46 of the United States Code, as at any time amended or the comparable provisions of Applicable Laws should the Vessel be reflagged, in order to establish and maintain the Mortgage as a legal, valid, binding and enforceable first preferred mortgage Lien thereunder upon the Vessel and upon all renewals, improvements and replacements made in or to the same, and the Charterer shall (i) furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request so that it may be satisfied with respect to the compliance by the Charterer with the foregoing provisions of this Clause, (ii) cause to be carried a true copy of this Charter with the papers on board the Vessel, and the same to be exhibited to any Person having business with the Vessel which may give rise to any Lien upon the Vessel other than Permitted Encumbrances or to the sale, conveyance or mortgage of the Vessel and, on demand, to any other Person having business with the Vessel or to any representative of the Owner, (iii) place and at all times and places retain a properly certified copy of the Mortgage (such certified copy to be provided by the Owner) on board the Vessel with her papers and shall cause such certified copy and such papers to be exhibited to any and all Persons having business with the Vessel and to any representative of the Mortgagee, the Agent, the Lenders or the Swap Providers, and (iv) also place and keep prominently displayed on the Vessel a framed printed or typewritten notice in plain type which shall cover a space of not less than six inches wide by nine inches high (or of such other dimensions as may be required by law) reading substantially as follows:

“NOTICE OF FIRST PREFERRED SHIP MORTGAGE”

“This Vessel is owned by HL Hawk LLC, a Delaware limited liability company, and is covered by a First Preferred Mortgage in favor of Fortis Capital Corp., as mortgagee under authority of Chapter 313 of Title 46 of the United States Code. Under the terms of said Mortgage, neither the shipowner, any charterer, the master of the Vessel nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel any lien whatsoever other than the lien of said Mortgage and (a) liens for crews’ wages remaining unpaid in accordance with reasonable commercial practices; (b) liens for general average or salvage (including contract salvage) and liens for wages of stevedores employed by the shipowner, the charterer, the operator, agent or master of the Vessel which in each case have accrued for not more than thirty (30) days unless any such lien is being contested in good faith and by appropriate proceedings or other acts by the shipowner or the charterer, as the case may be, and the shipowner or the charterer, as the case may be, shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture or loss; (c) liens for repairs or incident to current operations of the Vessel (other than those referred to in (a) and (b) above and other than liens arising with respect to rental payments due under any lease of containers entered into or renewed after the Vessel Delivery Date) or with respect to any change, alteration or addition to the Vessel made pursuant to any charter, which in each case have accrued for not more than thirty (30) days unless any such lien is being contested in good faith and by appropriate proceedings or other acts by the shipowner or the charterer, as the case may be, and the shipowner or the charterer, as the case may be, shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture or loss; (d) liens (other than those referred to in (a), (b) and (c) above) that have accrued for not more than sixty (60) days unless any such lien is being contested in good faith and by appropriate proceedings or other acts by the shipowner or the charterer, as the case may be, and the shipowner or the charterer, as the case may be, shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture or loss; (e) liens that, in the opinion of the shipowner or the charterer or as indicated by the written admission of liability therefor by an insurance company, are covered by insurance (subject to reasonable deductibles); (f) liens for charters or subcharters or leases or subleases; and (g) liens arising from the taking or requisition for use of the Vessel by the government or any governmental body of the United States of America to the extent that the creation or incurrence of such lien shall have been beyond the control of the shipowner or the charterer during such requisition, provided that all such liens referred to in this clause (g) shall be removed and discharged within thirty (30) days after such requisition shall have terminated; provided that any such liens described in clause (c) and clause (f) above shall be permitted only to the extent they are subordinate to the lien of the Mortgage in respect of the Vessel.”)

Such notice shall be changed to reflect any change in documentation of the Vessel pursuant to Clause 41 and the identity of any of the successors or assigns of the Owner.

(c) Without limiting the generality of the foregoing, the Charterer agrees that if a libel or complaint be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Charterer shall promptly notify the Owner and the Mortgagee by telecopy, confirmed by letter, to the Owner and the Mortgagee, and within fourteen (14) Business Days after the Charterer receives notice of such event, to cause the Vessel to be released and all Liens thereon (other than the Mortgage) to be discharged and to promptly notify the Owner and the Mortgagee thereof in the manner aforesaid, and to notify the Owner and the Mortgagee within three (3) Business Days after the Charterer receives notice thereof of any average or salvage incurred by the Vessel.

(d) The Owner agrees that it shall not, directly or indirectly, create, incur, assume or suffer to exist and, at its own cost and expense, shall promptly take such action as may be necessary duly to discharge, any Owner’s Liens on or in respect of the Vessel; provided, however, that the Owner may contest any such Owner’s Lien in good faith by appropriate proceedings diligently conducted where such proceedings do not involve a material risk of the sale, forfeiture or loss of the Vessel and would not interfere with the use and possession of the Vessel by the Charterer, or, if such proceedings do involve such material danger or such material interference, where such Owner’s Lien has been bonded to the reasonable satisfaction of the Charterer. If Owner fails to comply with this Clause, Charterer may remove such Owner’s Liens at the Owner’s expense.

53. Indemnity

(a) The Charterer as a primary obligor (regardless of whether or not the indemnified Person is also indemnified with respect to the same matter under the terms of the Transaction Documents or any other agreement or instrument related hereto or thereto or otherwise) agrees to pay, protect, defend, indemnify and hold harmless, the Owner and its directors, officers, stockholders, employees, agents and successors and assigns, and all Affiliates thereof (each an “Indemnitee”) from and against and in respect of any and all present and future claims, demands, losses, penalties, assessments, actions, suits and liabilities of whatsoever nature (excluding any Taxes on the income of the Owner) and all reasonable costs and expenses (including, but not limited to, all reasonable attorneys’ fees and disbursements) relating to, resulting from, in connection with or arising out of, in each case, any one or more of the following:

(i)	the Vessel, or any Part thereof, while on charter hereunder, including, without limitation, with respect thereto, the manufacture, design, construction, non-acceptance, idling, laying up, non-delivery, time chartering, return, charter, subcharter, rejection, installation, possession, documentation, redocumentation, titling, retitling, registration, reregistration, deregistration, alterations, modifications, additions, improvements, replacements, seaworthiness, abandonment, redelivery or other disposition of the Vessel or any Part thereof, custody by the

Charterer of title and registration documents, breakage fees associated with interest rate contracts (including, but not limited to, forward fixes), use, non-use, misuse, operation, transportation, inspection, repair, maintenance, overhaul, testing, storage, fleeting, control or disposition of the Vessel or any Part thereof, including, without limitation, latent or other defects, whether or not discoverable, any claim for patent, trademark or copyright infringement and any and all liabilities, obligations, losses, damages and claims in any way relating to or arising out of injury to persons, properties or the environment or arising under the doctrine of strict liability in tort;

(ii)	any misrepresentation, or any breach of or failure to perform or observe, or any non-compliance with any covenant, warranty or agreement or other obligation to be performed by the Charterer contained in this Charter, in any other Transaction Documents to which the Charterer is a party or in any other document or instrument delivered by the Charterer in connection with the transactions contemplated by the Transaction Documents;

(iii)	any violations by the Charterer or any permitted user of the Vessel of any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other requirements having the force of law applicable at any time to the Vessel (including, without limitation, any Environmental Law or the rules and regulations of the United States Coast Guard); or

(iv)	any Event of Default hereunder.

(b) The Owner agrees to indemnify and hold harmless, the Charterer from and against and in respect of any and all present and future claims, demands, losses and liabilities of whatsoever nature (including reasonable costs and expenses) resulting from the Owner’s failure to maintain its Documentation Citizen status while the Vessel is under U.S. flag.

(c) The Charterer shall give the Owner prompt notice of any occurrence, event or condition known to the Charterer as a consequence of which any Indemnitee may be entitled to indemnification hereunder. The Charterer further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold the Indemnitee harmless, on an After-Tax Basis. No provision of this Charter shall be construed to be a waiver on the part of the Owner or Charterer of the benefit of any limitation of, or exemption from, liability accorded the Owner or the demise charterer of a vessel by any applicable statute or rule of law with respect to claims of third parties.

(d) Each Indemnitee agrees to give the Charterer prompt notice of any occurrence, event or condition known to such Indemnitee and as a consequence of which such

Indemnitee may be entitled to indemnification hereunder; provided, however, that any failure to give such notice shall not relieve the Charterer from any liability hereunder; provided, that to the extent such failure has the effect of prejudicing the Charterer in its defense thereof, then the Charterer’s obligations to indemnify the Indemnitee shall be correspondingly reduced. In case any action, suit or proceeding is brought against any Indemnitee in connection with any claim indemnified against hereunder, such Indemnitee will, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify the Charterer thereof, enclosing a copy of all papers served upon such Indemnitee, but failure to give such notice or to enclose such papers shall not relieve the Charterer from any liability hereunder; provided, that to the extent such failure has the effect of prejudicing the Charterer in its defense thereof, then the Charterer’s obligations to indemnify the Indemnitee shall be correspondingly reduced; provided, however, that nothing herein contained shall prevent the Charterer from bringing an action for damages suffered by the Charterer as a result of such failure to so notify the Charterer.

(e) The Charterer may, and upon such Indemnitee’s request will, at the Charterer’s expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by the Charterer and reasonably satisfactory to such Indemnitee and in the event of any failure by the Charterer to do so, the Charterer shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such Indemnitee in connection with such action, suit or proceeding; provided, that the Charterer shall keep such Indemnitee fully apprised of the status of such proceeding and shall provide such Indemnitee with all information with respect thereto that such Indemnitee shall reasonably request.

(f) If the Charterer shall resist and defend such action, in no event shall the Charterer enter into a settlement or other compromise with respect to such action without the prior written consent of such Indemnitee (such consent not to be unreasonably withheld) unless such settlement shall provide for an unconditional release of the Indemnitee from all liability arising out of such action.

(g) Notwithstanding any of the foregoing to the contrary, the Charterer shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings while an Event of Default hereunder shall have occurred and be continuing or if any criminal liability could be imposed on such Indemnitee by such proceedings. Any Indemnitee may participate at its own expense and with its own counsel in any judicial or administrative proceeding controlled by the Charterer.

(h) To the extent that the Charterer indemnifies any Indemnitee with respect to any claim, liability, obligation, damage or similar loss indemnified by the Charterer pursuant to this Clause 53, then the Charterer shall be subrogated, and shall receive the benefit of, any insurance policy (other than insurance carried for the Indemnitee’s own account), guarantees and causes of action against third parties to which such Indemnitee may be entitled with respect to the matter which gave rise to the rights of indemnification hereunder and such Indemnitee shall cooperate with the Charterer at the Charterer’s expense in seeking to obtain the benefit for the Charterer of such insurance policies, guarantees or causes of action.

(i) The Charterer shall supply the Indemnitee with such information reasonably requested by such Indemnitee as is necessary or advisable for such Indemnitee to control or participate in any proceeding to the extent permitted by this Clause 53. If the Charterer is not controlling such proceeding because of a conflict of interest, the Charterer shall not be required to provide an Indemnitee with confidential information subject to attorney-client privilege.

(j) The indemnities contained in this Clause 53 shall survive the termination of this Charter and any and all of the other Transaction Documents. The indemnities contained in this Clause 53 shall not be construed as a guarantee by the Charterer of the useful life or residual value of the Vessel.

(k) The agreements contained herein constitute separate agreements with respect to each Indemnitee and are enforceable directly by each Indemnitee.

(l) Notwithstanding any other provision of this Charter, in no event shall Charterer be obligated to indemnify any Indemnitee for any loss, damage, liability, cost or expense arising out of or resulting from the negligence or willful act of such Indemnitee. In addition, the Charterer shall not be obligated to indemnify any Indemnitee for consequential damages, or any damages other than actual, direct damages.

54. Lien of the Mortgage

The Charterer acknowledges and agrees that its Lien on the Vessel is at all times subject and subordinate to the Lien of the Mortgage.

55. Assignment; Sub-Charter and Sale

(a) This Charter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Charterer shall not assign this Charter except with the prior consent in writing of the Owner and subject to such terms and conditions as the Owner shall approve; provided, however, that no such assignment shall be effective unless and until the Guarantor has executed an acknowledgment, in form and substance acceptable to the Owner, in its sole discretion, that the Guarantor’s obligations under the Guarantee shall remain in full force and effect notwithstanding the assignment by the Charterer. The Owner shall assign this Charter to any Person to whom the Owner has sold the Vessel in accordance with Section 8.1 of the Agreement to Acquire and Charter, and Owner and such Person shall execute and deliver to Charterer an assignment and assumption agreement in form and substance reasonably satisfactory to the Charterer evidencing such assignment. Notwithstanding the foregoing, the Charterer may assign its obligations and rights under this Charter to a wholly-owned Subsidiary of the Guarantor without the prior written consent of the Owner.

(b) Notwithstanding Clause 55(a), Charterer may sub-bareboat charter the Vessel to any Person; provided that the Charterer shall at all times remain primarily responsible for the full and timely performance of this Charter. The Charterer may time or voyage charter the Vessel, or charter space on the Vessel, at any time to any Person in Charterer’s sole and absolute discretion.

(c) Notwithstanding the foregoing, to the extent the Vessel is documented under U.S. flag with a registry endorsement pursuant to 46 U.S.C. § 12102(d)(1), the Owner shall have the right to assign all of its right, title, interest and obligations under this Charter to a trust formed under that Section for the purpose of documenting the Vessel under the U.S. flag pursuant to that Section. Notwithstanding any such assignment, the Owner shall remain fully liable hereunder and shall guarantee the due and punctual performance of the obligations of such trust hereunder. The Owner may sell the Vessel and assign its rights under this Charter pursuant to and in accordance with Section 8.1 of the Agreement to Acquire and Charter.

56. Guarantee of Horizon Lines, Inc.

The Charterer undertakes to furnish, before delivery of the Vessel, a guarantee of Horizon Lines, Inc., a Delaware corporation, as guarantee for full performance of the Charterer’s performance under this Charter.

57. Requisition

(a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as “Requisition for Hire”) irrespective of the date during the Charter Period when “Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterer shall continue to pay the stipulated Hire in the manner provided by this Charter and during the term of this Charter, the Charterer shall remain liable for all its obligations hereunder and under the other Transaction Documents with respect to the Vessel to the extent that the Charterer can control the performance of those obligations until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of “Requisition for Hire” any Requisition Hire or compensation received or receivable by the Owner shall be payable to the Charterer during the remainder of the Charter Period or the period of the “Requisition for Hire” whichever be the shorter.

(b) The Charterer shall assign and provide that Requisition Compensation is applied in accordance with Clause 8 of the Mortgage as if received on the basis of a sale of the Vessel; provided, that if a Default or Event of Default shall have occurred and be continuing, all such amounts shall be paid over to, or retained by, the Owner for application to amounts due from the Charterer hereunder.

58. Covenants

(a) Negative Covenants.

(i) Mergers, Sale of Assets, etc. The Charterer shall not acquire a Person or consolidate or merge with or into any other Person or sell, convey, assign, transfer, charter or otherwise dispose of substantially all of its property to any Person unless:

(A)	either: (x) the Charterer is the surviving Person; or (y) the Person formed by or surviving any such consolidation, charter or merger (if other than the Charterer) or to which such sale, conveyance, assignment, transfer or other disposition has been made expressly assumes all the obligations of the Charterer under the Charter and the other Transaction Documents; and;

(B)	the surviving Person who is the Charterer remains in compliance with the terms and provisions of this Charter and the other Transaction Documents.

This Clause 58 shall not apply to a merger or consolidation, or sale, conveyance, assignment, transfer, charter or other disposition of the Charterer with an Affiliate solely for the purpose, and with the effect, of reincorporating the Charterer in another jurisdiction of the United States.

(ii) Place of Business. Neither the Charterer nor the Guarantor will change its registered office without thirty (30) days prior written notice to the Owner.

(iii) Change of Domicile. Neither the Charterer nor the Guarantor shall change its jurisdiction of organization without the prior written consent of the Owner if such change would interfere with the Owner’s ability to charter the Vessel to the Charterer under the law of the Applicable Country.

(b) Affirmative Covenants.

(i) Notification of Proceedings. The Charterer will promptly notify the Owner in writing of any investigation, action, suit, proceeding or claim that would in the reasonable opinion of the Charterer, in each case in the aggregate, be likely to have a material adverse effect (x) on the ability of the Charterer or the Guarantor to perform its obligations under the Transaction Documents to which it is a party or (y) on the interest of the Owner in the Vessel.

(ii) Preservation of Existence. During the term of the Charter each of the Charterer and the Guarantor will at all times preserve, renew and keep in full force and effect its existence.

(iii) Compliance with Applicable Law. The Charterer shall comply with all Applicable Laws, treaties and conventions, and rules and regulations to which the United States is a party and of any jurisdiction where the Vessel operates and shall cause the Vessel to have on board, as and when required thereby, valid certificates showing compliance therewith.

(iv) Approvals and Other Consents. The Charterer, on behalf of the Owner, shall obtain all such governmental licenses, authorizations, consents, permits and approvals as may be required by Applicable Law or otherwise, for (i) the Owner to perform its obligations under the Credit Agreement and all other Loan Documents and (ii) the operation of the Vessel.

(v) Taxes on Vessel. The Charterer shall pay and discharge, or cause to be paid and discharged, when due and payable from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on (i) the Vessel, or (ii) any income (other than Hire payable by the Charterer hereunder) from the Vessel (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been provided on the Charterer’s books in accordance with GAAP).

(vi) Vessel Management. It is understood and acknowledged that the Vessel will initially be managed and operated by the Charterer. The Charterer may appoint a manager for the Vessel (in connection with a sub-bareboat charter of the Vessel pursuant to Clause 55(b) or otherwise). In the event that the Charterer shall enter into a management agreement with any Person who is not an Affiliate of the Charterer or the Owner providing for the technical and commercial management of the Vessel, such management agreement shall be in form and substance satisfactory to the Agent.

(vii) Compliance with ISM Code and ISPS Code. The Charterer shall maintain all necessary ISM Code Documentation in connection with the Vessel and shall be in full compliance with the ISM Code and the ISPS Code. The Charterer agrees to provide the Owner, the Mortgagee and the Agent on demand with true and complete copies of the Vessel’s DOC, SMC, the ISSC and such other ISM Code Documentation as the Mortgagee or the Agent may reasonably request in writing.

(viii) Notice of Litigation. The Charterer shall notify the Owner as promptly as practicable but in any event within ten (10) days, or in the case of subparagraph (iii), two (2) days, of receipt of any notice of (i) any material litigation, proceeding, claim or arbitration against or naming the Charterer or the Guarantor as a subject thereof or as a party thereto and affecting the Vessel or the interest of the Owner therein, or (ii) any litigation, claim or similar proceeding or circumstance of which the Charterer has knowledge involving the Charterer, the Guarantor or the Owner, which litigation, claim or similar proceeding or circumstance could, in the reasonable opinion of the Charterer, in each case or in the aggregate, have a material adverse effect on the ability of the Charterer or the Guarantor to perform its obligations under the Transaction Documents to which it is a party or on the interest of the Owner in the Vessel, or (iii) any pending or, to the best knowledge of the Charterer and the Guarantor, threatened action, proceeding, governmental investigation or arbitration affecting any of the Owners or SFL (in respect of the Vessel) before any court, governmental agency or arbitrator, in which there is a reasonable possibility of an adverse decision which could result in a Material Adverse Effect or which in any manner draws into question the legality, validity, binding effect or enforceability of the Loan Documents or the consummation of the transactions contemplated by the Credit Agreement or thereby.

(ix) Notice of Default. The Charterer shall inform the Owner of the occurrence of any Material Adverse Effect or any Default or Event of Default promptly and in any event within two (2) Business Days after becoming aware of the occurrence thereof.

(x) Information. The Charterer shall provide to the Owner any and all information with respect to the past or current trading schedule, trading activities and itinerary of the Vessel as required for the Owner’s tax purposes.

(xi) Performance of the Charter. The Charterer shall promptly notify the Owner, the Agent and the Lenders of any significant damage or injury caused by or to the Vessel of which it knows about.

(c) Environmental Matters.

(i) The Charterer shall (A) notify the Owner promptly upon becoming aware of any Remedial Action (or of any Release of any Product from the Vessel or any Part thereof that could possibly lead to Remedial Action) relating to the Vessel that could reasonably be expected to have a Material Adverse Effect, and (B) promptly (but in any event within three (3) Business Days of receipt thereof) provide the Owner with copies of any reports made to any Governmental Entity arising out of or in connection with any Product in or removed from the Vessel or any Part thereof involving a potential claim of $2,500,000 or more.

(ii) The Charterer shall, to the extent required by Applicable Law, at all times maintain on file with the relevant Governmental Entities evidence of financial responsibility required under Applicable Law, including, but not limited to, provided the Vessel enters the United States exclusive economic zone, such evidence required by the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq. and rules and regulations issued thereunder.

(iii) The Charterer shall timely report to the relevant Governmental Entities any Release of Product from the Vessel or any Part thereof required to be reported to any such Governmental Entities under any Environmental Law.

(iv) The Charterer shall timely take, or cause to be taken, steps to remove, contain, remediate and otherwise mitigate the consequences of any Release of Product from the Vessel or any Part thereof into the marine environment of sufficient magnitude or significance that action is required by any Environmental Law or, even if not required by any Environmental Law, under circumstances which could result in significant damage to or destruction of valuable marine or estuarine resources or to private property or any third party.

(v) The Charterer shall comply in all material respects and use reasonable efforts to cause all other Persons utilizing the Vessel to comply in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and properties, to obtain and renew all Environmental Permits necessary for its operations and properties (except where failure to comply with, obtain and/or renew such permits would not be reasonably likely to result in a Material Adverse Effect), and to conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

59. Default

(a) Each of the following events shall constitute an “Event of Default” (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)	the Charterer shall fail to pay Basic Hire when due in accordance with Clause 45 and such failure shall continue for a period of three (3) Business Days; or

(ii)	the Charterer shall fail to comply with the requirements of Clause 48 hereof (insurance); provided that the Owner shall have the option, by written notice to the Charterer, to give the Charterer a specified number of days grace within which to rectify the failure without prejudice to the Owner’s right to declare an Event of Default hereunder if the Charterer fails to comply with such notice; or

(iii)	there shall occur (A), any subcharter or attempted subcharter of the Vessel without the Charterer remaining primarily liable under this Charter, or (B) any assignment or attempted assignment of this Charter not permitted hereunder without the consent of the Owner (a change of control of the Charterer shall not constitute an assignment for this purpose); or

(iv)	the Charterer or the Guarantor shall fail to perform or observe any material covenant, condition or agreement to be performed or observed by it under any Transaction Document to which it is a party and such failure shall not have been remedied (A) within 30 days after written notice thereof to the Charterer or the Guarantor, as the case may be, or (B) in the event such failure relates to the Charterer’s obligations with respect to the maintenance and modification of the Vessel pursuant to Clause 10 or 40 hereof, such failure cannot be remedied within such 30 day period and the Charterer is diligently proceeding to remedy such failure, within such longer period (not to exceed 90 days from notice thereof to the Charterer or the Guarantor, as the case may be), as may be necessary to remedy such failure; or

(v)	any material representation or warranty made by the Charterer or the Guarantor under or in connection with the Agreement to Acquire and Charter, this Charter or the Guarantee shall prove to have been incorrect in any material respect when made or deemed made or confirmed; or

(vi)

the Charterer or the Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Charterer or the Guarantor, as the case may be, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Charterer or the Guarantor, as the case may be, shall take any corporate action to authorize any of the actions set forth above in this subparagraph (vi); or

(vii)	the Charterer defaults under (A) that certain Amended and Restated Credit Agreement dated as of September 22, 2005, as it may be amended from time to time thereafter among the Charterer, UBS Securities LLC and various other parties, or in the event that such Amended and Restated Credit Agreement has been terminated, any other senior credit facility involving commitments and/or obligations outstanding in excess of $100,000,000, or (B) that certain Indenture dated as of July 7, 2004, as it may be amended from time to time thereafter, among the Charterer, the Bank of New York Trust Company, N.A., as Trustee and a certain other party, and as a result of such default such obligation becomes due prior to any stated maturity; or

(viii)	any breach in any material respect by the Charterer of its covenants set forth in Clause 58 or by the Guarantor of its covenants set forth in Section 7 of the Guarantee; or

(ix)	during its term, the Guarantee shall cease to remain in full force and effect, except as a result of any act or omission of the Owner, the Agent, the Security Trustee or the Lenders, and is not promptly replaced by the Guarantor; or

(x)	any license, permit, consent or approval of any governmental or quasi-governmental authority now or hereafter necessary or required in connection with the performance by the Charterer or the Guarantor of their obligations set forth in this Charter or the Transaction Documents or, in respect of the Charterer, in connection with the operation of the Vessel, shall be materially modified, revoked, withdrawn or shall fail to remain in full force and effect and such modification, revocation, withdrawal or failure to remain in full force and effect shall continue for 15 days; or

(xi)	any Event of Default caused by the Charterer or the Guarantor has occurred in connection with the Other Transaction Documents relating to the Other Vessels that have been delivered to the Charterer.

(b) Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing, the Owner may, at its option, declare this Charter to be in default; and at any time thereafter, so long as the Charterer shall not have remedied all outstanding Events of Default, the Owner may do, and the Charterer shall comply with, one or more of the following, as the Owner in its sole discretion shall so elect, to the extent permitted by, and subject to compliance with, any mandatory requirements of any Applicable Law then in effect:

(i)	Redelivery and Retaking. Upon written demand, the Owner may cause the Charterer at the Charterer’s cost and expense to, and the Charterer hereby agrees that it will, promptly redeliver the Vessel, or cause the Vessel to be redelivered, to the Owner with all reasonable dispatch and in the same manner and in the same condition as if the Vessel were being redelivered at the expiration of the Charter Period in accordance with all the provisions of Clause 15 and all obligations of the Charterer under such Clause shall apply to such redelivery; or the Owner or its agent, at the Owner’s option, without further notice, may, but shall be under no obligation to, retake the Vessel wherever found, whether upon the high seas or at any port, harbor or other place and irrespective of whether the Charterer, any subcharterer or any other Person is in possession of the Vessel, all without prior demand and without legal process, and for that purpose the Owner or its agent may enter upon any dock, pier or other premises where the Vessel is and may take possession thereof, without the Owner or its agent incurring any liability by reason of such retaking, whether for the restoration of damage to property caused by such retaking or for damages of any kind to any Person for or with respect to any cargo carried or to be carried by the Vessel or for any other reason. The exercise by the Owner of its remedies under this paragraph shall be without prejudice, and in addition, to any of the Owner’s other remedies referred to below in this Clause.

(ii)	Other Remedies. The Owner may exercise any other right or remedy, not inconsistent with the foregoing, that may be available to it under Applicable Law, in equity or in admiralty, or proceed by appropriate court action to enforce the terms of this Charter or to recover damages for the breach hereof or to rescind this Charter.

(c) Following termination of this Charter and redelivery or retaking of the Vessel pursuant to Clause 59(b)(i), the Owner may, in lieu of any other claims for damages hereunder, by written notice to the Charterer specifying a Payment Date which is not earlier than

10 days after the date of such notice, demand that the Charterer pay to the Owner and the Charterer shall pay to the Owner, on such Payment Date, as liquidated damages for loss of a bargain and not as a penalty, and in lieu of Basic Hire due after the Payment Date specified in such notice, the sum of (i) any unpaid Hire due and payable on or prior to such Payment Date, plus (ii) an amount equal to the excess, if any, of the Basic Hire for the remainder of the Charter Period after discounting such Basic Hire quarterly to present value as of the Payment Date specified in such notice at the Stipulated Interest Rate, over the Fair Market Bareboat Charter Hire of the Vessel, determined in accordance with an Appraisal, for the remainder of the Charter Period after discounting such Fair Market Bareboat Charter Hire quarterly to present value as of such Payment Date at the Stipulated Interest Rate, together with interest on such amount at the Late Rate for the period from the Payment Date specified in such notice to the date of actual payment.

(d) In addition, the Charterer shall be liable, on an After-Tax Basis, for any and all Supplemental Hire payable hereunder before, during or after the exercise of any of the foregoing remedies, which Supplemental Hire shall include all reasonable legal fees and other costs and expenses incurred by the Owner by reason of the occurrence of any Event of Default or by reason of the exercise by the Owner of any remedy hereunder, including any costs and expenses incurred by the Owner in connection with any retaking of the Vessel or, upon the redelivery or retaking of the Vessel in accordance with this Clause 59, the placing of the Vessel in the condition and seaworthiness required by the terms of Clause 10. Except as specifically provided herein, no remedy referred to in this Clause 59 is intended to be exclusive, but each shall be cumulative and is in addition to, and may be exercised concurrently with, any other remedy which is referred to in this Clause or which may otherwise be available at law, in equity or in admiralty. No express or implied waiver by the Owner of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any further or subsequent Default or Event of Default.

60. Claim Less than $250,000

In cases where neither the claim nor any counterclaim exceeds the sum of $250,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.

61. Notices

(a) Any notice, request, consent, demand or other communication to be given by either party to the other party shall (i) be in writing and may be sent by fax, prepaid courier delivery services such as Federal Express, DHL or other similar services, telex, registered or recorded mail or by personal service and (ii) be deemed to have been received in the case of facsimile, at the time of dispatch with a transmission confirmation appearing in the communication (provided, however, that, in the case of a facsimile, if the date of dispatch is not a Business Day it shall be deemed to have been received at the opening of business on the next Business Day), and in the case of a letter, when delivered personally or by courier provided, however, that if personal delivery or delivery by courier of a notice is tendered but refused, such notice shall be effective upon such tender.

(b) The address of the parties for service of such communication shall be as follows:

to the Charterer to:

Horizon Lines, LLC

4064 Colony Road, Suite 200

Charlotte, NC 28211

Attention: Chief Financial Officer

Facsimile: (704) 973-7010

Telephone: (704) 973-7049

with a copy to:

Horizon Lines, Inc.

4064 Colony Road, Suite 200

Charlotte, NC 28211

Attention: Chief Financial Officer

Facsimile: (704) 973-7034

Telephone: (704) 973-7049

with a copy to:

Blank Rome, LLP

600 New Hampshire Avenue, N.W.

Suite 1200

Washington, D.C. 20037

Attn.: Thomas M. Dyer, Esquire

Facsimile: (202) 772-5991

Telephone: (202) 772-5990

to the Owner to:

HL Hawk LLC

c/o Ship Finance International Limited

P.O. Box 1593

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HM08 Bermuda

Attention:        Vice President, Finance

Facsimile:          (441) 295-3494

Telephone:        (441) 295-6935

with a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Attention: Gary Wolfe, Esq.

Facsimile: (212) 480-8421

Telephone: (212) 574-1223

or to such other addresses or facsimile number as may be notified by one party to the other party under this Charter.

62. Renewal Option.

If the Charterer shall not have timely notified the Owner of its intention to redeliver the Vessel at the end of the Basic Period pursuant to Clause 15 or exercised its Purchase Option pursuant to Clause 74, upon the expiration of the Basic Period, this Charter shall automatically be extended for one additional period of three years (such period being hereinafter referred to as the “Renewal Period”) on the same conditions provided for herein, and upon such extension, the words “Charter Period” whenever used herein shall be deemed to include, unless the context otherwise requires, the Renewal Period; provided, that the Basic Hire payable during such Renewal Period shall be as set forth in Box 22 and shall be payable in equal quarterly installments in advance, each such installment being due and payable on each Payment Date occurring during the Renewal Period, commencing on the Renewal Period Commencement Date. Upon the expiration of the Renewal Period, this Charter may be extended for any additional renewal period on such terms as the Owner and the Charterer may mutually agree. All provisions of this Charter shall be applicable during the Renewal Period, except that the Basic Hire payable under this Charter during each Renewal Period shall be that specified in this Clause 62.

63. Relationship with Builder, Etc.

(a) Charterer May Take Action against Shipbuilder, etc. From and at any time after the Vessel Delivery Date, the Charterer may at its own cost and in its own name or in the name of the Owner or jointly with the Owner make such demands and/or take such action as it may think advisable against the Shipbuilder or any repairer or other person fitting, installing or carrying out work, repairs or modifications with respect to the Vessel (or any vendor of any Part of the Vessel or supplier of equipment or Parts fitted or to be fitted to or installed in or on the Vessel or supplier of services in connection with the Vessel subsequent to the Vessel Delivery Date).

(b) Owner Consent Required. The Charterer shall not make any demand or take any action described in this Clause in the name of the Owner except on condition that it first obtains the prior written consent of the Owner, such consent not to be unreasonably withheld or delayed.

(c) Moneys Receivable From Shipbuilder, etc. If as a result of any action taken pursuant to this Clause (whether taken in the name of the Charterer or of the Owner or jointly) any moneys are receivable from the Shipbuilder or any manufacturer, repairer, supplier or other person mentioned therein or in relation to any infringement of intellectual property rights, the Owner shall be entitled to:

(i)	during the continuance of an Event of Default, call for such moneys to be paid to it and to retain and be paid therefrom any moneys which are due from the Charterer to the Owner under the provisions of this Charter; and/or

(ii)	require that such moneys shall be applied either in or towards rectifying the Vessel or equipment or Parts fitted therein or thereon or otherwise ensuring that the Vessel or such equipment or Parts can be used without any claim being made for infringement of intellectual property rights, or, if such use cannot be ensured and/or the Vessel or equipment or Parts fitted therein or thereon cannot be fully rectified, to pay such monies to the Charterer.

If and to the extent that (a) the Owner does not exercise any of the rights to which it is entitled aforesaid or (b) the Charterer shall at its own cost have repaired the Vessel or rectified the matter concerned, or carried out work to remedy such infringement of intellectual property rights, then, in each such case, such money, or the balance thereof shall promptly be paid to the Charterer.

(d) Owner to Assist. The Owner shall, at the Charterer’s expense, give all such assistance as the Charterer may reasonably require in prosecuting such actions or demands as aforesaid and, subject to the Owner’s prior written consent (which shall not be unreasonably withheld), allow its name to be used for such purpose.

64. Amendments.

The terms of this Charter shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the party or parties to be charged.

65.	Rules of Interpretation.

The following rules apply to this Charter:

(i)	the singular includes the plural and the plural includes the singular;

(ii)	“or” is not exclusive and “include” and “including” are not limiting;

(iii)	“hereby”, “herein”, “hereof”, “hereunder”, “this Charter”, or other like words refer to this Charter, as it may be amended, modified or supplemented from time to time in accordance with its terms;

(iv)	a reference to a Person includes its permitted successors and assigns;

(v)	a reference herein to a Clause, Addendum, Annex or Schedule is to the relevant Clause, Addendum, Annex or Schedule of this Charter; and

(vi)	the headings of the Clauses, Addenda, Annexes, Schedules and subsections are for convenience of reference only and shall not affect the meaning of this Charter.

66. Currency.

All amounts and moneys referred to in this Charter shall be construed to mean money which at the time is lawful money of the United States.

67. Counterparts.

This Charter may be executed in counterparts each of which when so executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

68. Severability of Provisions.

Any provision of this Charter which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Charterer hereby waives any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect.

69. Further Assurances.

Each of the Charterer and the Owner will cause to be done, executed, acknowledged and delivered all such further acts, conveyances, documents, instruments and assurances as the other shall reasonably require (i) for accomplishing the purposes of this Charter and the other Transaction Documents, and (ii) in order to carry out the intent and purpose of this Charter and to establish and protect the rights and remedies created or intended to be created hereunder in favor of the Owner and the Charterer. Each of the Charterer and the Owner shall promptly furnish to the other such information as may reasonably be required to enable the other timely to file any reports required to be filed, execute any such documents or to take such other action as may be required by the other under this Charter or, with respect to the Owner, as the owner of the Vessel with any Governmental Entity. In addition, (x) the Charterer, at its own cost and expense, will from time to time take or cause to be taken such action as the Owner may reasonably request in order to duly maintain the Owner’s title to the Vessel (subject to Clause 45(f) hereof) and (y) if the Charterer shall fail to take or cause to be taken any such action within fifteen (15) days after written request therefor as above provided, the Charterer will reimburse the Owner, as the case may be, promptly upon demand therefor, the amount of any and all reasonable costs or expenses incurred by the Owner in taking or causing such action to be taken.

70. Maritime Security Program Subsidy

During the term of the Charter, the Owner shall not apply for subsidy under the U.S. Maritime Security Program (“MSP”) with respect to the Vessel. It is understood and agreed that the Charterer may apply for subsidy under the MSP program with respect to the Vessel and that any MSP subsidy with respect to the Vessel shall be paid to and retained by the Charterer.

71. VISA Program

The Charterer shall have the right to enroll the Vessels in the U.S. Department of Defense Voluntary Intermodal Sealift Agreement (VISA) program, and the Owner shall cooperate with such enrollment; provided that all costs associated therewith shall be for the Charterer’s account.

72. Quiet Enjoyment

So long as no Event of Default has occurred, neither the Charterer nor any permitted sub-charterer shall be disturbed or interfered with in its quiet and peaceful use, possession and enjoyment of the Vessel. The Owner shall procure that any mortgagee provides an equivalent right to quiet enjoyment.

73. Provisions Relating to Predelivery Period

The respective rights and obligations of the Owners and the Charterers as between themselves during the construction and pre-delivery periods for the Vessel shall be as set forth in the Agreement to Acquire and Charter.

74. Early Buy-Out Options/Purchase Options

(a) Early Buy-Out Options. (i) Provided that no Event of Default has occurred and is continuing, the Charterer shall have the right, at its option, to purchase the Vessel on each EBO Date at the applicable EBO Price as set forth in Schedule 1 hereto; provided that the Charterer may exercise this option only if it concurrently exercises its option to purchase the Other Vessels that are then subject to an Other Charter with an Affiliate of the Owner on the corresponding EBO Date under the Other Charters of such Other Vessels. The Charterer may exercise its option by written notice to the Owner given not earlier than 365 days nor less than 180 days prior to the applicable EBO Date. The giving of such notice shall constitute the Charterer’s irrevocable election and obligation to purchase the Vessel and such Other Vessels as set forth in this Clause. In that case, the Charterer shall pay to the Owner, on the applicable EBO Date, or if such date is not a Business Day on the next succeeding Business Day, in Dollars and in immediately available funds (1) the applicable EBO Price (subject to Clause 74(ii) hereof), plus (2) any unpaid Basic Hire due or accrued on or prior to the applicable EBO Date and not otherwise already paid. Upon the payment in full of such amounts, the Owner will transfer to the Charterer, without recourse or warranty (except as to Owner Liens), all of the Owner’s right, title and interest in and to the Vessel on an “as is, where is” basis, free of the Mortgage and other Owner Liens so long as the Charterer bears any and all expenses of the repayment of the Mortgage including breakfunding costs and any other related expenses. Upon receipt by the Owner of all amounts above described as payable, this Charter shall terminate and the obligations of the Charterer to pay Basic Hire on each Payment Date occurring on and after the applicable EBO Date shall terminate. If in connection with the exercise of its purchase option hereunder, the Charterer elects to assume the debt secured by the Mortgage on the Vessel pursuant to the Debt Assumption Agreement, then the amount of such debt plus all accrued and unpaid interest so assumed shall be applied as a credit against the EBO Price.

(ii) Provided the Charterer satisfies the conditions set forth in Section 1 of the Debt Assumption Agreement, the Charterer may, in lieu of purchasing the Vessels, elect to purchase either 100 percent of the equity interests of SFL Holdings or 100 percent of the equity interests of each of the Owners and, in connection therewith, assume the existing debt secured by the mortgages on the Vessels. In that case, the EBO Price shall be reduced by the amount of such debt plus all accrued and unpaid interest so assumed. In addition, prior to such transfer, SFL Holdings or each of the Owners, as the case may be, shall be entitled to distribute all assets not related to the applicable Vessel as a dividend to its respective parent company.

(b) Purchase Option at End of Charter Period. Provided that no Default or Event of Default shall have occurred and be continuing, the Charterer shall have the right, at its option, to purchase the Vessel at the expiration of the Basic Period and, if applicable, at the end of the Renewal Period, at the applicable purchase option price set forth in Schedule 2 hereto; provided that the Charterer may exercise this option only if it concurrently exercises its option to purchase the Other Vessels that are then subject to an Other Charter with an Affiliate of the Owner at the end of the Basic Period or the Renewal Period of such Other Charters. The Charterer may exercise its option by written notice to the Owner given not less 365 days prior to the end of the Basic Period or the Renewal Period, as applicable. The giving of such notice shall constitute the Charterer’s irrevocable election and obligation to purchase the Vessel and the Other Vessels at the end of the Basic Period or the Renewal Period, as applicable. If the Charterer exercises its option hereunder, it shall pay to the Owner, on the last day of the Basic Period or the Renewal Period, as applicable, or if such date is not a Business Day on the next succeeding Business Day, (i) the purchase option price plus (ii) any unpaid Hire due or accrued on or prior to the date and not otherwise already paid. The purchase option price shall be paid in Dollars and in immediately available funds. Upon payment in full of such amounts, the Owner shall transfer to the Charterer, without recourse or warranty (except as to Owner’s Liens), all of the Owner’s right, title and interest in and to the Vessel on an “as is, where is” basis, free of the Mortgage and other Owner Liens so long as the Charterer bears any and all expenses of the repayment of the Mortgage including breakfunding costs and any other related expenses.

(c) Redelivery Supplemental Hire. If the Charterer timely elects to redeliver the Vessel at the end of the Basic Period, and if the Owner, in its sole discretion, sells the Vessel at the end of the Basic Period to a third party or to an Affiliate, in either case in a Bona Fide Sale and the proceeds of such sale are less than ***, the Charterer shall within five (5) Business Days of demand by the Owner, pay the Owner the amount, if any, of the proven shortfall between the amount realized by the Owner upon the sale of the Vessel and ***, up to a maximum of $3,750,000. In the event the proposed sale price is less than *** and the Vessel is to be sold to an Affiliate of the Owner, the Owner shall give the Charterer not less than 120 days prior written notice of such proposed sale, including the proposed sale price, and within 30 days thereafter, the Charterer shall have the right to purchase the Vessel from the Owner for a price of *** plus any accrued and unpaid Hire. In that case, the Owner shall have the same obligations with respect to the sale as it has with respect to a sale pursuant to an exercise of the purchase option at the end of the Charter Period provided for in Clause 74(b) above.

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the Owner and the Charterer have caused these Additional Clauses to this Charter to be duly executed as of the date first above written.

HL HAWK LLC
Owner

By:	/s/ Kenneth Becker
Name:	Kenneth Becker
Title:	Management Committee Member

HORIZON LINES, LLC
Charterer

By:	/s/ John V. Keenan
Name:	John V. Keenan
Title:	Senior Vice President and Chief Transportation Officer

APPENDIX 1

CHARTER SUPPLEMENT NO. 1

dated                         , 200

between

HL HAWK LLC,

Owner

and

HORIZON LINES, LLC

Charterer

CHARTER SUPPLEMENT NO. 1

THIS CHARTER SUPPLEMENT NO. 1, dated                         , 200    , incorporating by reference all of the terms and provisions contained in that certain “BARECON 2001” Standard Bareboat Charter, dated April 7, 2006 (the “Charter”), is made by and between HL HAWK LLC, a Delaware limited liability company (the “Owner”), and HORIZON LINES, LLC, a Delaware limited liability company (the “Charterer”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Charter.

RECITALS

WHEREAS, the Charter contemplates that upon delivery of the Vessel by the Owner to the Charterer, the Owner and the Charterer shall execute and deliver a Charter Supplement No. 1 substantially in the form hereof; and

WHEREAS, on the date hereof, the Vessel has been delivered to, and accepted by, the Charterer under, and for all purposes of, the Charter.

THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Owner and the Charterer hereby agree as follows:

(1) The Owner hereby lets and demise charters to the Charterer the Liberian-flag 2,824 TEU containership M/V Horizon Hawk Official No.                  (the “Vessel”), and the Charterer hereby confirms that it unconditionally accepts and hires said Vessel from the Owner, in accordance with the terms of the Charter, as amended by this Charter Supplement No. 1.

(2) Schedule 1 of the Charter is hereby replaced by Schedule 1 hereto.

(3) Schedule 2 of the Charter is hereby replaced by Schedule 2 hereto.

(4) Schedule 3 of the Charter is hereby replaced by Schedule 3 hereto.

(5) The Basic Period Commencement Date is                                 .

(6) The EBO Prices are as set forth in Schedule 1 hereto.

(7) The purchase option prices at the end of the Basic Period and at the end of the Renewal Period referred to in Clause 74(b) of the Charter are as set forth in Schedule 2 hereto.

(8) The Stipulated Loss Values are as set forth on Schedule 3.

(9) All the provisions of the Charter, as previously amended, are hereby incorporated by reference in this Charter Supplement No. 1 to the same extent as if fully set forth herein.

(10) This Charter Supplement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Owner and the Charterer have caused this Charter Supplement No. 1 to be duly executed as of the date first above written.

HL HAWK LLC
Owner

By:
Name:
Title:

HORIZON LINES, LLC
Charterer

By:
Name:
Title:

2

APPENDIX 2

CHARTER SUPPLEMENT NO.

dated                         , 200

between

HL HAWK LLC,

Owner

and

HORIZON LINES, LLC

Charterer

CHARTER SUPPLEMENT NO.

THIS CHARTER SUPPLEMENT NO.         , dated                         , 200    , incorporating by reference all of the terms and provisions contained in that certain “BARECON 2001” Standard Bareboat Charter, dated April 7, 2006 (the “Charter”), is made by and between HL HAWK LLC, a Delaware limited liability company (the “Owner”), and HORIZON LINES, LLC, a Delaware limited liability company (the “Charterer”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Charter.

RECITALS

WHEREAS, pursuant to the terms of the Charter, upon delivery of the Vessel to the Charterer, the Owner and the Charterer executed and delivered Charter Supplement No. 1 setting forth the Basic Hire payable during the Basic Period, the EBO Prices, and certain other commercial terms of the Charter;

WHEREAS, Clause 45(c) of the Charter contemplates that further adjustments may be made to Basic Hire and the other commercial terms of the Charter pursuant to Section 1.5(c) of the Agreement to Acquire and Charter and, that upon any such adjustment, the Owner and the Charterer shall execute and deliver a Charter Supplement, substantially in the form hereof; and

WHEREAS, as of the date hereof, a further adjustment to Basic Hire and the other commercial terms of the Charter was made pursuant to Section 1.5(c) of the Agreement to Acquire and Charter;

THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Owner and the Charterer hereby agree as follows:

(1) Schedule 1 of the Charter is hereby replaced by Schedule 1 hereto.

(2) Schedule 2 of the Charter is hereby replaced by Schedule 2 hereto.

(3) Schedule 3 of the Charter is hereby replaced by Schedule 3 hereto.

(4) The EBO Prices are as set forth in Schedule 1 hereto.

(5) The purchase option prices at the end of the Basic Period and at the end of the Renewal Period referred to in Clause 74(b) of the Charter are as set forth in Schedule 2 hereto.

(6) The Stipulated Loss Values are as set forth on Schedule 3.

(7) All the provisions of the Charter, as previously amended, are hereby incorporated by reference in this Charter Supplement to the same extent as if fully set forth herein.

1

(8) This Charter Supplement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Owner and the Charterer have caused this Charter Supplement No.          to be duly executed as of the date first above written.

HL HAWK LLC
Owner

By:
Name:
Title:

HORIZON LINES, LLC
Charterer

By:
Name:
Title:

2

APPENDIX 3

CERTIFICATE OF DELIVERY AND ACCEPTANCE

HL HAWK LLC, having its business address at                                                   (“Owner”), and Horizon Lines, LLC, having its business address at 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211 (“Charterer”), each for itself does hereby certify that:

At         :         hours, Eastern                      Time, on                         , 20    , Owner tendered, and Charterer accepted, delivery of the                     -flag 2,824 TEU container vessel named M/V Horizon Hawk, Official No.                      (the “Vessel”), safely afloat adjacent to Hyundai Mipo Dockyard at Ulsan, Korea in accordance with the terms of that certain “BARECON 2001” Standard Bareboat Charter, dated April 7, 2006, between Owner and Charterer.

IN WITNESS WHEREOF, Owner and Charterer have executed this Certificate of Delivery and Acceptance as of                             , 20        .

OWNER:	CHARTERER:

HL Hawk LLC	Horizon Lines, LLC

By:	By:
Name:	Name:
Title:	Title:

SK 23153 0002 661909

Schedule 1

Basic Hire Through EBO Dates and EBO Prices

MV HORIZON HAWK	Schedule 1 to Bareboat Charter
Hull #0389

Basic Hire Through EBO Dates

and EBO Prices

Quarterly Payment Number	5-year EBO		8-year EBO
	Basic Hire	EBO Price*	Basic Hire	EBO Price*
Vessel Delivery Date	***		***
1	***		***
2	***		***
3	***		***
4	***		***
5	***		***
6	***		***
7	***		***
8	***		***
9	***		***
10	***		***
11	***		***
12	***		***
13	***		***
14	***		***
15	***		***
16	***		***
17	***		***
18	***		***
19	***		***
20	***	***	***
21			***
22			***
23			***
24			***
25			***
26			***
27			***
28			***
29			***
30			***
31			***
32			***	***

*	Amounts shown would be increased for any costs that would be payable by or decreased for amounts that would be payable to the applicable Owner under the Credit Agreement or the Master Agreement in respect of any prepayment of debt related to the payment of the EBO Price.

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

Schedule 2

Basic Hire Paid Through Basic Period and Renewal

Period and Purchase Options at End Thereof

MV HORIZON HAWK	Schedule 2 to Bareboat Charter
Hull #0389

Basic Hire Paid Through Basic Period

and Renewal Period and

Purchase Options at End Thereof

Quarterly Payment Number	Basic Period		Renewal Period
	Basic Hire	Purchase Option	Basic Hire	Purchase Option
Vessel Delivery Date	***
1	***
2	***
3	***
4	***
5	***
6	***
7	***
8	***
9	***
10	***
11	***
12	***
13	***
14	***
15	***
16	***
17	***
18	***
19	***
20	***
21	***
22	***
23	***
24	***
25	***
26	***
27	***
28	***
29	***
30	***
31	***
32	***
33	***
34	***
35	***
36	***
37	***

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

MV HORIZON HAWK	Schedule 2 to Bareboat Charter
Hull #0389

Basic Hire Paid Through Basic Period

and Renewal Period and

Purchase Options at End Thereof

Quarterly Payment Number	Basic Period		Renewal Period
	Basic Hire	Purchase Option	Basic Hire	Purchase Option
38	***
39	***
40	***
41	***
42	***
43	***
44	***
45	***
46	***
47	***
48	***	***	***
49			***
50			***
51			***
52			***
53			***
54			***
55			***
56			***
57			***
58			***
59			***
60			***	***

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

Schedule 3

Stipulated Loss Values

MV HORIZON HAWK	Schedule 3 to Bareboat Charter
Hull #0389

Stipulated Loss Values

Quarterly Payment Number	Stipulated Loss Value*	Debt Portion of Stipulated Loss Value*	Equity Portion of Stipulated Loss Value
Vessel Delivery Date	***	***	***
1	***	***	***
2	***	***	***
3	***	***	***
4	***	***	***
3	***	***	***
6	***	***	***
7	***	***	***
8	***	***	***
9	***	***	***
10	***	***	***
11	***	***	***
12	***	***	***
13	***	***	***
14	***	***	***
15	***	***	***
16	***	***	***
17	***	***	***
18	***	***	***
19	***	***	***
20	***	***	***
21	***	***	***
22	***	***	***
23	***	***	***
24	***	***	***
25	***	***	***
26	***	***	***
27	***	***	***
28	***	***	***
29	***	***	***
30	***	***	***
31	***	***	***
32	***	***	***
33	***	***	***
34	***	***	***
35	***	***	***
36	***	***	***
37	***	***	***
38	***	***	***
39	***	***	***
40	***	***	***
41	***	***	***
42	***	***	***
43	***	***	***
44	***	***	***
45	***	***	***
46	***	***	***
47	***	***	***
48	***	***	***

*	Amounts shown assume that there is no Basic Hire paid on, the Stipulated Loss Payment Date.

Amounts shown would be increased for any costs that would be payable by or decreased for amounts that would be payable to the applicable Owner under the Credit Agreement or the Master Agreement in respect of any prepayment of debt related to the payment of a Stipulated Loss Value.

If Stipulated Loss Value must be determined on a payment date other than a Stipulated Loss Payment Date shown above, such Stipulated Loss Value shall be calculated using the same assumptions and methodology used to calculate the Stipulated Loss Values shown above.

*** Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.